     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             QUALCOMM INCORPORATED
                           QUALCOMM FINANCIAL TRUST I
            (EXACT NAME OF REGISTRANTS AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                                                  95-3685934
                         DELAWARE                                                  52-6845046
               (STATE OR OTHER JURISDICTION                                     (I.R.S. EMPLOYER
             OF INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                              6455 LUSK BOULEVARD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 587-1121
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             STEVEN R. ALTMAN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             QUALCOMM INCORPORATED
                              6455 LUSK BOULEVARD
                        SAN DIEGO, CALIFORNIA 92121-2779
                                 (619) 587-1121
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                                   COPIES TO:

                  FREDERICK T. MUTO, ESQ.                                     SCOTT N. WOLFE, ESQ.
                   THOMAS A. COLL, ESQ.                                         LATHAM & WATKINS
                    COOLEY GODWARD LLP                                            701 B STREET
             4365 EXECUTIVE DRIVE, SUITE 1100                                  SAN DIEGO, CA 92101
                    SAN DIEGO, CA 92121                                     TELEPHONE: (619) 236-1234
                 TELEPHONE: (619) 550-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
    If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                          AMOUNT TO           OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                   BE REGISTERED          PER SHARE(1)            PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Trust Convertible Preferred Securities of
 QUALCOMM Financial Trust I...............       13,200,000        $551,100,000(1)         $41.75(1)(2)          $167,000.00
----------------------------------------------------------------------------------------------------------------------------------
Convertible Subordinated Debentures of
 QUALCOMM Incorporated....................          (3)                  (3)                   (3)                   (3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value of $0.0001 per
 share, of QUALCOMM Incorporated..........      9,084,240(4)             (4)                   (4)                   (4)
----------------------------------------------------------------------------------------------------------------------------------
Convertible Preferred Securities Guarantee
 of
 QUALCOMM Incorporated....................          (5)                  (5)                   (5)                   (5)
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the bid and asked prices of the 5 3/4% Trust Convertible Preferred Securities as reported on the PORTAL market on April 23, 1997, in accordance with Rule 457(c) of the Securities Act of 1933.
(2) Exclusive of accrued interest and distributions, if any.
(3) $680,452,500 in aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due February 24, 2012 (the "Convertible Subordinated Debt Securities") of QUALCOMM Incorporated ("QCOM" and, together with its subsidiaries, "QUALCOMM" or the "Company") were issued and sold to QUALCOMM Financial Trust I (the "Trust") in connection with the issuance by the Trust of 13,200,000 of its 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Subordinated Debt Securities may be distributed, under certain circumstances, to the holders of the Convertible Preferred Securities for no additional consideration.
(4) The Convertible Preferred Securities are convertible into Convertible Subordinated Debt Securities, which are convertible into common stock, par value $0.0001 per share, of QCOM (the "Common Stock"). Each Convertible Preferred Security is initially convertible into 0.6882 shares of Common Stock, subject to adjustment under certain circumstances. Shares of Common Stock issued upon conversion of the Convertible Preferred Securities will be issued without the payment of additional consideration.
(5) No separate consideration will be received for the Guarantee. The Guarantee includes rights of holders of the Convertible Preferred Securities under the Guarantee, the Convertible Subordinated Debt Securities and certain back-up undertakings, comprised of obligations of QCOM under the Indenture and pursuant to the Declaration to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, the Trust, as described in the Registration Statement. All obligations under the Declaration, including the indemnity obligation, are included in the back-up undertakings.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 29, 1997
PROSPECTUS

            13,200,000 5 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES

                           QUALCOMM FINANCIAL TRUST I
          (LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                    AND CONVERTIBLE INTO THE COMMON STOCK OF

                                [QUALCOMM LOGO]

     This Prospectus relates to the resale of the 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"), liquidation amount $50 per Convertible Preferred Security, which represent preferred undivided beneficial interests in the assets of QUALCOMM Financial Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and the shares of common stock, par value $0.0001 per share ("Common Stock"), of QUALCOMM Incorporated, a Delaware corporation ("QCOM" and, together with its subsidiaries, "QUALCOMM" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on February 25, 1997 (the "Original Closing Date") and March 10, 1997 (together with the Original Closing Date, the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act, in the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. All of the beneficial interests in the assets of the Trust represented by common securities of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") are owned by QCOM. The Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds of the sale thereof in 5 3/4% Convertible Subordinated Debentures due February 24, 2012 of QCOM (the "Convertible Subordinated Debt Securities") in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Convertible Subordinated Debt Securities are unsecured obligations of QCOM and are subordinate and junior in right of payment to certain other indebtedness of QCOM as described herein. Upon an event of default under the Declaration (as defined herein), the holders of the Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and otherwise.

     Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning April 28, 1997 and prior to the Conversion Expiration Date (as defined herein), into shares of Common Stock, at the rate of 0.6882 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $72.6563 per share of Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities -- Conversion Rights." The last reported sale price of Common Stock, which is reported under the symbol "QCOM" on the Nasdaq National Market, on April 25, 1997, was $45 1/8 per share. (Continued on next page)
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CONVERTIBLE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1997

     The Convertible Preferred Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. No portion of the net proceeds of this offering will be received by QCOM or the Trust. QCOM is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 5 3/4% of the liquidation amount of $50 per Convertible Preferred Security, accruing from February 25, 1997 and payable quarterly in arrears on March 1, June 1, September 1 and December 1, commencing June 1, 1997 ("distributions"). The distribution payable on June 1, 1997, which will be calculated at the above rate and based on a period that is longer than a full quarter, will be in the amount of $0.7667 per Convertible Preferred Security. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Convertible Subordinated Debt Securities, which will be the sole asset of the Trust. As a result, if principal or interest is not paid on the Convertible Subordinated Debt Securities, no amounts will be paid on the Convertible Preferred Securities. The payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by QCOM (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless QCOM has made a payment of interest or principal or other payments on the Convertible Subordinated Debt Securities held by the Trust as its sole asset. QCOM's obligations under the Guarantee, taken together with its obligations under the Convertible Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee by QCOM of amounts due on the Convertible Preferred Securities. See "Effect of Obligations Under the Convertible Subordinated Debt Securities and the Guarantee" and "Description of the Guarantee."

     The obligations of QCOM under the Guarantee are subordinate and junior in right of payment to all other liabilities of QCOM and will rank pari passu with the most senior preferred stock issued by QCOM from time to time, if any, and with any guarantee that may be entered into by QCOM with respect to any preferred stock of any subsidiary or affiliate of QCOM. If QCOM does not make principal or interest payments on the Convertible Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Convertible Preferred Securities, in which event holders of the Convertible Preferred Securities would not be able to rely on the Guarantee for payment of such redemption or distributions until the Trust has sufficient funds available therefor. The obligations of QCOM under the Convertible Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of QCOM.

     So long as QCOM shall not be in default under the Convertible Subordinated Debt Securities, QCOM has the right to defer payments of interest on the Convertible Subordinated Debt Securities by extending the interest payments period on the Convertible Subordinated Debt Securities, at any time, for up to 20 consecutive quarters (each, and "Extension Period"). If interest payments are so deferred, distributions on the Convertible Preferred Securities also will be deferred. Despite such deferral, during an Extension Period distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at an annual rate of 5 3/4% per annum, compounded quarterly, and during any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions attributable to such deferred income. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Subordinated Debt Securities. Accrued interest will not be paid on the Convertible Subordinated Debt Securities that are converted, provided, however, that if a Convertible Subordinated Debt Security is converted on or after a record date for payment of interest thereon, the interest payable on the related payment date with respect to such Convertible Subordinated Debt Securities shall be paid to the Trust (which will distribute such interest to the holder of the converted Convertible Preferred Securities as of the record date) or other holder of Convertible Subordinated Debt Securities as of the record date, as the case may be, despite such conversion. See "Description of the Convertible Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors -- Risks Relating to Securities -- Option to Extent Interest Payment Period; Tax Consequences" and "Certain United States Federal Income Tax Consequences -- Original Issue Discount, Premium and Market Discount." In the event of any such deferral of interest payments, the holders of the Convertible Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     The Convertible Subordinated Debt Securities are redeemable at the option of QCOM (in whole or in part) from time to time, on or after March 4, 2000 or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If QCOM redeems Convertible Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed at the prices set forth herein (the "Redemption Price") plus accrued and unpaid distributions thereon to the date fixed for redemption. See "Description of the Convertible Preferred Securities -- Redemption." In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Convertible Subordinated Debt Securities are redeemed in the limited circumstances described below and subject to certain conditions, the Trust may be dissolved (with the consent of QCOM) with the result that the Convertible Subordinated Debt Securities would be distributed (with the consent of QCOM) to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If QCOM declines to consent to such dissolution and distribution, QCOM may incur an obligation to pay Additional Interest (as defined herein). See "Description of the Convertible Subordinated Debt Securities -- Additional Interest." In the case of the occurrence of a Special Event that is a Tax Event, QCOM will have the right in certain circumstances to redeem the Convertible Subordinated Debt Securities at 100% of the principal amount thereof plus accrued and unpaid interest thereon, which would result in the redemption by the Trust of Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed, on a pro rata basis. The outstanding Convertible Preferred Securities will be redeemed upon maturity of the Convertible Subordinated Debt Securities. The Convertible Subordinated Debt Securities mature on February 24, 2012. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debt Securities." At any time, QCOM will have the right to terminate the Trust and cause the Convertible Subordinated Debt Securities purchased by the Trust to be distributed pro rata to holders of the Convertible Preferred Securities and Common Securities in connection with the dissolution of the Trust.

     In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, after satisfaction of creditors of the Trust, if any, the holders of the Convertible Preferred Securities will be entitled to receive, for each Convertible Preferred Security, a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest, if any, thereon) to the date of payment, unless in connection with such liquidation, dissolution, winding-up or termination to the Convertible Subordinated Debt Securities are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred
Securities -- Liquidation Distribution Upon Termination."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, STATEMENTS UNDER THE CAPTIONS "RISK FACTORS" AND "THE COMPANY" INCLUDED HEREIN, AS WELL AS "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S QUARTERLY AND ANNUAL REPORTS ON FORMS 10-Q AND 10-K, RESPECTIVELY. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, AND AS SUCH MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD-LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. They are also available through the Commission's World Wide Web site (http://www.sec.gov).

     QCOM and the Trust have filed with the Commission a Registration Statement (which term shall encompass any amendments thereto) on Form S-3 under the Securities Act with respect to the securities offered by this Prospectus (the "Registration Statement"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to QCOM and the Trust and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes thereto filed or incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of the any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto filed by QCOM and the Trust with the Commission may be inspected and copied at the locations described above.

     No separate financial statements of the Trust have been included herein. The Trust and QCOM do not consider that such financial statements would be material to potential investors because the Trust is a newly organized special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Convertible Subordinated Debt Securities of QCOM and issuing the Convertible Preferred Securities and Common Securities, and QCOM has fully and unconditionally guaranteed all of the Trust's obligations under the Convertible Preferred Securities. See "The Trust," "Description of the Convertible Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Subordinated Debt Securities."

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended September 29, 1996, Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders filed pursuant to Rule 14a-6 of the Exchange Act, and Forms 8-K dated February 25, 1997 and March 7, 1997 filed with the Commission, are hereby incorporated by reference in this Prospectus except as superseded or modified herein. All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the termination of the offering of the Convertible Preferred Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the filling of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that as to the text contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be delivered to the Treasurer at the Company's principal executive offices located at 6455 Lusk Boulevard, San Diego, California 92121-2779; telephone: (619) 587-1121.

     CD-7000(R), CoveragePLUS(R), Digital by QUALCOMM(R), Eudora(R), Eudora Light(TM), Eudora Pro(TM), Expert Dispatch(R), Expert Swap(R), InTRACS(R), JTRACS(R), JTRACS Pro(TM), OmniTRACS(R), OnTRACS(TM), PureVoice(TM), QASPR(R), QCELP(TM), QCELP-13(TM), QCMobility(TM), QCP-800(TM), QCP-900(TM), QCP-1900(TM), QCP-2700(TM), QCPilot(R), QCPlan(R), QCT-2000(TM), QCT-1000(TM), QCT-6000(TM),
QCT-8000(TM), QCTel(TM), QDSS(R), QEDesign(R), QMATCH(R), QSWAP(R), QTOPS(TM), QTRACS(R), QUALCOMM(R), SensorTRACS(R), SmartRate(TM) and TrailerTRACS(R), are trademarks and/or servicemarks of the Company. All other trademarks or servicemarks appearing in this Prospectus or incorporated by reference herein are the property of their respective holders.

                                  RISK FACTORS

     Prospective purchasers of the Offered Securities should carefully consider the following risk factors in addition to the other information contained in this Prospectus. Also see "Glossary of Terms" for definitions of certain terms used in the Prospectus.

RISKS RELATING TO THE COMPANY

     Uncertainty and Fluctuations of Operating Results. The Company has experienced quarterly variability in revenues and profitability. There can be no assurance that the Company will sustain profitability on a quarterly or annual basis in the future. The Company's future results will depend in part on continued success of its OmniTRACS operations; the timing and magnitude of licensing fees and royalties from the Company's code division multiple access ("CDMA") licensees; the successful large-scale implementation of the Company's CDMA technology and equipment; the continuation of the Globalstar development contract; and the Company's ability to manufacture and sell commercial scale quantities of CDMA infrastructure, subscriber and other equipment at competitive prices on a timely and profitable basis, and to meet any applicable performance guarantees. In particular, any delays in commencement of commercial operation of CDMA-based cellular, personal communications systems ("PCS") or wireless local loop ("WLL") systems, as well as a reduction in prices of CDMA subscriber equipment due to competitive pressures, could have a material adverse effect on product margins and quarterly and annual operating results. The Company has experienced and may continue to experience fluctuations in quarterly and annual operating results due to variations in the amount and timing of CDMA fees and royalties. In addition, earnings in future periods could be adversely affected in the event that the Company does not meet performance obligations relative to scheduled delivery dates and performance specifications for CDMA equipment.

     Ability to Manage Growth. The Company is experiencing a period of rapid growth which has placed, and is expected to continue to place, significant demands on the Company's managerial, operational and financial resources. The management of such growth will require the Company to continue to improve and expand the Company's management, operational and financial systems and controls, including quality control and delivery and service capabilities, and to expand, train and manage its employee base. In particular, the Company must carefully manage production and inventory levels to meet increasing product demand and new product introductions. Inaccuracies in the Company's demand forecasts could quickly result in either insufficient or excessive inventories and disproportionate overhead expenses. The Company must also continue to hire and retain qualified technical, engineering and other personnel in the face of strong demand from the Company's competitors and others for such individuals. Any ineffective management of growth or unsuccessful recruitment and retention of personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company is experiencing significant growth in connection with the commercial implementation of its CDMA technology, including significant expansion of manufacturing, test and installation capabilities, customer support capabilities, and marketing and sales personnel, which requires significant expenditures to build the necessary organizations. The Company is expanding its business into international markets which will require it to establish, manage and control operations in countries where the Company has limited or no operating experience. The Company's success will depend in part upon the Company's ability to successfully manage such growth. There can be no assurance that the Company's attempts to expand its manufacturing, customer support and marketing and sales organizations will be successful or will result in additional sales or profitability in any future period. In order to accommodate planned growth, it is expected that the Company's operating expenses will continue to increase. There can be no assurance that expense growth will not exceed the rate of revenue growth.

     Dependence on Equipment Sales. An important element of the Company's strategy is to remain a major supplier of CDMA infrastructure and subscriber equipment worldwide for cellular, PCS and WLL service providers, including C-Block PCS licensees in North America. The Company's ability to generate substantial revenues and profits from sales of its CDMA infrastructure and subscriber equipment will require substantial capital investments by the Company and is subject to risks and uncertainties. PCS systems have a limited operating history in the United States, and the extent of demand for PCS is uncertain. WLL systems in the

U.S. and foreign countries are just beginning to be implemented, and their cost-competitiveness with wireline and other wireless systems and market acceptance is uncertain. The wireless telecommunications industry is experiencing significant technological changes. As a result, the future prospects of the industry and the success of PCS, WLL and other competing services are uncertain. In order to commence operation, current PCS and WLL operators have needed, and future operators will need, among other things, to complete their system designs, acquire sites, purchase and install equipment, hire personnel in each market and raise sufficient capital to finance the construction costs and start-up operating losses of their commercial systems.

     To complete system build-outs and implement their business plans, PCS and WLL service providers will require substantial amounts of capital. The failure of the Company's customers to design, construct and launch their systems would have a material adverse effect on the Company's financial results. The Company expects that a number of its potential infrastructure and subscriber equipment customers will be C, D, E and F-Block licensees. These licensees are subject to a number of risks in addition to those facing other wireless service providers. Many of these licensees have limited financial resources, are highly leveraged and will require large amounts of capital to complete the build-out of their systems. There can be no assurance that these licensees will be able to raise such capital. Many PCS and cellular service providers will have substantially greater resources than these licensees, in particular the C and F-Block licensees who were required to qualify as "small businesses" in order to bid in the C and F-Block auctions. Further, there can be no assurance that future FCC auctions of wireless spectrum will not reduce the competitiveness or attractiveness of these licensees and their systems, or that such licenses will not be sold at prices substantially less than those recorded in the prior FCC auctions. In addition, the C, D, E and F-Block auctions were concluded over one year following the conclusion of the A-Block and B-Block auctions, which have provided the A-Block and B-Block licensees with a significant time-to-market competitive advantage over such licensees.

     Risks Related to Vendor Financing. Cellular, PCS and WLL systems operators increasingly have required their suppliers to arrange or provide long-term financing for them as a condition to obtaining or bidding on infrastructure projects. These projects may require the Company to arrange or provide financing of amounts ranging from modest sums to over a billion dollars on any particular project. Internationally, potential service providers have limited governmental or other financing sources and may have particular needs for vendor financing offered or arranged by the Company. Such amounts financed may include "soft costs" (such as software, cell site leases and permits), and thus the amount financed may exceed 100% of infrastructure equipment costs. In February 1996, the Company entered into an agreement to supply Northern Telecom ("Nortel") with approximately $200 million of PCS infrastructure equipment and radio frequency ("RF") services as part of Nortel's estimated $1 billion equipment supply agreement with Sprint Spectrum L.P. ("SPRINT PCS") PCS. In October 1996, Hughes Network Systems ("Hughes") announced a strategic supply agreement with NextWave Telecom Inc. ("NextWave") under which Hughes will supply up to $245 million of CDMA infrastructure equipment for NextWave's network. Pursuant to an agreement between the Company and Hughes, QUALCOMM will supply a percentage of the infrastructure equipment to be shipped by Hughes to NextWave. In December 1996, the Company and Chase Telecommunications, Inc. ("Chase") entered into an agreement pursuant to which QUALCOMM will supply approximately $140 million of PCS infrastructure equipment and services based on QUALCOMM'S CDMA technology to Chase. QUALCOMM has agreed to provide up to $108 million of financing for equipment purchased under the Chase agreement. Pursuant to an Equipment Requirements Agreement with QUALCOMM, subject to the satisfaction of certain conditions, NextWave is obligated to purchase approximately 50% of its infrastructure equipment requirements from QUALCOMM. The agreement also provides that QUALCOMM will offer 100% financing for equipment purchased under such agreement on commercial terms. The terms of the equipment purchases, including financing terms, will be established in a further agreement to be negotiated in good faith between the parties. There can be no assurance that such an agreement will be concluded.

     The Company's ability to arrange or provide and be competitive with such financing will depend on a number of factors, including the Company's capital structure, level of available credit and ability to provide financing in conjunction with third-party lenders. There can be no assurance that the Company will be able to arrange or provide such financing on terms and conditions, and in amounts, that will be satisfactory to such system operators. A number of the Company's competitors have substantially greater resources than the

Company, which may enable them to offer more favorable financing terms and successfully compete against the Company for infrastructure projects. The inability to arrange or provide such financing or to successfully compete for infrastructure projects could have a material adverse effect on the Company and its business and prospects.

     In order to arrange or provide financing for cellular, PCS and WLL projects, the Company may be required to expose itself to significant project, market, political and credit risks. The Company may be required to provide such financing directly, and/or guaranty such financing through third party lenders. The amount of such financing could become significant and, if not repaid by the network operator, could have a material adverse effect on the Company's operating results and liquidity. The Company may be required to maintain any such extensions of credit, or remain obligated under guarantees, until maturity, which could have a material adverse effect on the Company's credit rating. Although the Company may seek to have third parties assume some or all of any such credit arrangements, there can be no assurance that the Company will be able to do so. Many WLL and PCS network operators, including a number of C-Block licensees, have limited or no operating histories, are faced with significant capital requirements and are high credit risks. Pursuant to FCC regulations applicable to C-Block licensees, the Company will not be permitted to retain a security interest in any C-Block licenses, which initially will constitute the primary asset of many C-Block licensees. C-Block licensees are faced with strict regulatory requirements under applicable FCC regulations. Compliance with those regulations is outside of the control of the Company. The failure of a C-Block licensee to comply with any of those regulations could result in the revocation of that licensee's FCC licenses.The Company has limited experience evaluating the credit worthiness or commercial viability of potential purchasers of CDMA equipment, and there can be no assurances that such customers will not default on any financing arranged or provided by the Company for the purchase of its CDMA equipment. The Company may be required to provide vendor financing for a portion of the Globalstar system prior to its full scale implementation. See
"-- Dependence on Key Customers."

     Future Capital Needs. The design, development, manufacture and marketing of digital wireless communication products and services are highly capital intensive. In addition, cellular, PCS and WLL systems operators increasingly have required their suppliers to arrange or provide long-term financing for them as a condition to obtaining or bidding on infrastructure products. To the extent that such cash resources are insufficient to fund the Company's activities, the Company may be required to raise additional funds from a combination of sources including potential debt or equity issuances. There can be no assurance that additional financing will be available on reasonable terms or at all. If additional capital is raised through the sale of additional equity or convertible debt securities, dilution to the Company's stockholders could occur.

     Patents and Proprietary Information. The Company relies on a combination of patents, copyrights, trade secrets, trademarks and proprietary information to maintain and enhance its competitive position. The Company has been granted approximately 125 patents and has approximately 274 patent applications pending in the United States, of which 11 patents and 5 patent applications relate to the Company's OmniTRACS products and approximately 97 patents and approximately 260 patent applications relate to the Company's CDMA digital wireless technology. The Company also actively pursues patent protection in other countries of interest to the Company. There can be no assurance that the pending patent applications will be granted, that the Company's patents or copyrights will provide adequate protection, or that the Company's competitors will not independently develop or initiate technologies that are substantially equivalent or superior to the Company's technologies. There can also be no assurance that the confidentiality agreements upon which the Company relies to protect its trade secrets and proprietary information will be adequate. From time to time, certain companies may assert exclusive patent, copyright and other intellectual proprietary rights to technologies which are claimed to be important to the industry or to the Company. In addition, from time to time third parties provide the Company with copies of their patents relating to spread spectrum and other digital wireless technologies and offer licenses to such technologies, and the Company evaluates such patents and the advisability of such licenses. If any of the Company's products were found to infringe on protected technology, the Company could be required to redesign such products, license such technology, and/or pay damages to the infringed party. If the Company is unable to license protected technology used in the Company's products or to redesign such products, the Company could be prohibited from marketing such products.

     Ericsson Inc., Motorola, Inc. ("Motorola") and InterDigital have each advised the TIA that they hold patent rights in technology embodied in IS-95. Lucent Technologies ("Lucent") and OKI Electric have claimed patent rights in IS-96. In accordance with TIA guidelines, each company has confirmed to the TIA that it is willing to grant licenses under its rights on reasonable and nondiscriminatory terms. In connection with the settlement and dismissal of the Company's patent litigation with InterDigital, the Company received, among other rights, a fully-paid, royalty free license to use and to sublicense the use of those patents claimed by InterDigital to be essential to IS-95. If the Company and other equipment manufacturers are required to obtain additional licenses and/or pay royalties to one or more patent holders, this could have an adverse effect on the commercial implementation of the Company's CDMA technology and could add substantially to the costs of manufacturing and selling products using the Company's technology.

     On September 23, 1996, Ericsson Inc. and Telefonaktiebolaget LM Ericsson ("Ericsson") filed suit against QCOM in the U.S. District Court for the Eastern District of Texas, Civil Action No. 2-96CV183. On December 17, 1996, Ericsson also filed suit against QPE in the U.S. District Court for the Northern District of Texas, Civil Action No. 3-96CV3373P. Both complaints allege that various elements of the Company's CDMA equipment system and components infringe one or more patents owned by Ericsson. In December, QUALCOMM filed a countersuit in the U.S. District Court for the Southern District of California. The complaint alleges unfair competition by Ericsson based on a pattern of conduct intended to impede the acceptance and commercial deployment of QUALCOMM's CDMA technology. The complaint also charges that Ericsson's patent infringement claims against the Company violate a 1989 agreement between the companies. Finally, the lawsuit seeks a judicial declaration that certain of Ericsson's patents are not infringed by QUALCOMM and are invalid. On April 9, 1997, the suit against Ericsson in the U.S. District Court for the Southern District of California was dismissed so that all claims in that case can be litigated in the action filed by Ericsson in the U.S. District Court for the Eastern District of Texas. Although there can be no assurances that an unfavorable outcome would not have a material adverse effect on the Company's liquidity, financial position or results of operations, the Company believes the named Ericsson patents are not required to produce IS-95 compliant systems and that Ericsson's claims are without merit. The Company will vigorously defend itself against such claims.

     On November 8, 1996 the Company was served with a complaint in connection with a lawsuit filed in the U.S. District Court for the Eastern District of Pennsylvania by BTG USA Inc. The complaint alleges that the Company's Global Positioning System, CDMA telecommunications products and the OmniTRACS system components thereof infringe United States Patent No. Re. 34,004. The patent expired in November 1996. Although there can be no assurances that an unfavorable outcome would not have a material adverse effect on the Company's liquidity, financial position or results of operations, the Company believes the complaint has no merit and will vigorously defend the action.

     On March 5, 1997, the Company filed a complaint against Motorola in the U.S. District Court for the Southern District of California, Civil Action No. CV00372. The complaint was filed in response to allegations by Motorola that the Company's recently announced "Q" Phone infringes a design patent and certain utility patents held by Motorola as well as trade dress and common law rights relating to the appearance of certain Motorola wireless telephone products. The complaint denies such allegations and seeks a judicial declaration that the Company's products do not infringe any patents held by Motorola. The complaint also states that, pursuant to certain patent and technology license agreements entered into in 1990 between the companies, Motorola is precluded from asserting infringement of the utility patents. On March 10, 1997, Motorola filed a complaint against the Company in the U.S. District Court for the Eastern Division of Illinois, Civil Action No. 97 C 1616 (the "Motorola Complaint"), alleging claims based primarily on the above alleged infringement. The Company's motion to transfer the Motorola Complaint to the U.S. District Court for the Southern District of California was granted on April 3, 1997. On April 10, 1997 a temporary restraining order ("TRO") was entered against the Company prohibiting QUALCOMM, among other things, from manufacturing, selling, offering for sale or distributing its Q phone. The TRO was effective until April 24, 1997, on which date the court lifted the TRO and denied Motorola's motion for a preliminary injunction. On April 25, 1997, Motorola appealed the denial of its motion for a preliminary injunction. Although there can be no assurance that an unfavorable outcome of the dispute would not have a material adverse effect on the

Company's liquidity, financial position or results of operations, the Company believes Motorola's complaint has no merit and will vigorously defend the action.

     Manufacturing of CDMA Equipment. QUALCOMM has received orders for CDMA wireless communications infrastructure and subscriber equipment and application specific integrated circuits ("ASICs") components for delivery in fiscal 1997 and expects to receive additional orders in the future. The Company is investing substantial amounts in product development activities to maintain or improve its competitive position. The Company may spend substantially more on such software and hardware development than currently anticipated. The Company has significantly expanded and will continue to significantly expand its infrastructure and subscriber equipment manufacturing capabilities. Many of the Company's competitors have greater resources and experience with such large scale manufacturing. There can be no assurance that the Company will be able to timely or effectively accomplish such increases in production volume.

     Any delays or difficulties in connection with the planned increase in manufacturing capacity could have a material adverse effect on the Company's business and results of operations. If the Company is unable to manufacture CDMA subscriber and infrastructure equipment at commercially acceptable costs, or if the Company expands its manufacturing capacity but is unable to secure sufficient orders for its CDMA equipment, the Company's competitive position and the ability of the Company to achieve a profitable return on its CDMA research and development expenditures could be materially impaired.

     The manufacture of wireless communications equipment is a complex and precise process involving specialized manufacturing and testing equipment and processes. Defects or impurities in the components or materials used, equipment failure or other difficulties could adversely affect the Company's ability to meet planned production yields. There can be no assurance that the Company will not encounter difficulties in achieving planned yields on its products, which would adversely affect its margins and operating results.

     The Company manufactures its CDMA cellular and PCS subscriber equipment through QUALCOMM Personal Electronics ("QPE"), a joint venture between the Company and a subsidiary of SONY Electronics. The risks associated with the commercial manufacture of the Company's infrastructure and subscriber equipment products which are described in this document also apply to the manufacture of subscriber equipment by QPE. To the extent that QPE experiences any of the complications, delays or interruptions described herein, the Company's results of operations would be adversely affected.

     Dependence on Suppliers. The Company has from time to time experienced delays in obtaining quantities of specification compliant RF components and other parts to meet the demands for its equipment. Several of the critical products and services used in the Company's existing and proposed products, including ASICs, flash memory chips and certain RF components used in the Company's CDMA products and certain custom and semi-custom VLSI circuits and other sophisticated electronic parts and major subassemblies used in the OmniTRACS system, are currently available only from single or limited sources. The reliance on sole or limited source vendors by the Company and its licensees involves risks, including the possibility of shortages of certain key components, product performance shortfalls, and reduced control over delivery schedules, manufacturing capability, quality and costs. Business disruptions or financial difficulties of a sole or limited source supplier of any particular component could materially and adversely impact the Company by increasing the cost of goods sold or reducing the availability of such components. While the Company believes that it could obtain necessary components from other manufacturers, an unanticipated change in the source of supply of these components could trigger performance guarantees or cause significant shipment delays in the Company's products.

     Unanticipated supply limitations could adversely affect the Company's ability to meet its product orders. There can be no assurance that the supplier commitments will be met. The Company is also working with its vendors to obtain expanded volumes of specification compliant components. There may be significant demand on the Company's suppliers from other manufacturers (including the Company's licensees) for such components. Delays in the availability or reduced quantities of these components could adversely affect the Company's ability to manufacture subscriber equipment in the volumes and within the time frames required by its customers, which could result in lost revenues and profits and possible performance guarantee payments. See "--Performance Guarantees."

     Certain components require an order lead time of six months or longer. Other components that currently are readily available may become difficult to obtain in the future. There can be no assurance that the Company will not experience delays in the receipt of certain of its key components. Delays or the failure of the Company to order sufficient quantities of these components in advance could prevent the Company from meeting production requirements and could result in the requirement to pay performance guarantees. To meet forecasted production levels, the Company may be required to commit to certain long lead time items prior to contract award. If forecasted orders are not awarded, the Company may be faced with large inventories of slow moving or unusable parts which could have an adverse affect on the Company's results of operations.

     Rapid Technological Change and New Products. The market for the Company's products is characterized by rapid technological advances, evolving industry standards, changes in customer requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products currently under development obsolete and unmarketable. Accordingly, the Company's future success will depend upon its ability to enhance its current products and develop and introduce new products that keep pace with technological developments, satisfy varying customer requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or customer requirements, or any significant delays in product development or introduction, could damage the Company's competitive position and have an adverse effect on revenues and results of operations. There can be no assurance that the Company will be successful in developing and marketing new equipment products on a timely basis or that the Company will not experience significant delays in the future, which could have a material adverse effect on the Company's business and operations. In addition, there can be no assurance that new products developed by the Company will achieve market acceptance.

     Performance Guarantees. QUALCOMM and QPE have entered into contracts that provide for performance guarantees to protect customers against late delivery or failure to perform. These performance guarantees, and any future commitments for performance guarantees, are obligations entered into separately, and in some cases jointly, with partners to supply CDMA subscriber and infrastructure equipment. Certain of these obligations provide for substantial performance guarantees that accrue at a daily rate based on percentages of the contract value to the extent the equipment is not delivered by scheduled delivery dates or the systems fail to meet certain performance criteria by such dates. The Company is dependent in part on the performance of its suppliers and strategic partners in order to provide equipment which is the subject of the guarantees. Thus, the ability to timely deliver such equipment may be outside of the Company's control. If the Company and QPE are unable to meet their performance obligations, the payment of the performance guarantees could amount to a significant portion of the contract value and would have a material adverse effect on product margins and the Company's results of operations.

     Dependence on Key Customers. A significant portion of the Company's CDMA subscriber and infrastructure equipment sales are, and are expected to continue to be, concentrated with a limited number of customers. As a result, the Company's performance will depend significantly on relatively large orders from a limited number of customers, as well as gaining additional customers, both within existing cellular, PCS and WLL markets and in new markets. The loss of any existing customer for CDMA equipment or the failure of the Company to gain additional customers could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company has entered into a four-year development agreement with Globalstar, L.P. ("Globalstar") to design and develop subscriber equipment and ground communications stations of the Globalstar system through 1998. Through September 29, 1996, the Company had recognized revenues of approximately $213 million under the Globalstar agreement and expects to recognize significant revenues under the contract during fiscal years 1997 and 1998. It is anticipated that Globalstar will require capital of approximately $2.5 billion prior to full scale commercial implementation of its system. To date, Globalstar has received funds and financing commitments totaling approximately $1.4 billion. Such capital is being used, in part, to fund the development agreement. There can be no assurance that Globalstar will be successful in raising additional capital or that delays or technical or regulatory developments will not arise which could adversely affect Globalstar's ability to continue funding the development agreement and which would have a material adverse effect on QUALCOMM's business and results of operations. The Globalstar development agreement is terminable at the election of Globalstar in the event that Globalstar abandons its efforts to develop the satellite-based communications system.

     CDMA Commercialization. The Company's CDMA technology has been launched commercially for PCS and cellular applications in the U.S., Hong Kong, South Korea and elsewhere. The successful implementation and operation of such systems is a complex process requiring coordination of a number of factors, including the successful interface between infrastructure and subscriber equipment from multiple vendors and the public wireline network, as well as avoiding interference from microwave and cellular systems. There can be no assurance that unforeseen complications will not arise as more subscribers are added to these systems or in the scale-up and operation of other commercial CDMA systems that could materially delay or limit the commercial use of the Company's CDMA technology. Further, if the Company's licensees are unable to deliver CDMA equipment to the market on a timely basis, or if carriers which have adopted CDMA fail to deploy their systems on a timely basis, the Company's business and the reputation of the Company's CDMA technology could be adversely affected.

     A number of companies with international operations are developing and implementing competing cellular, PCS and WLL technologies. While the Company strongly believes that CDMA is superior to competing digital technologies and is actively promoting the benefits of its CDMA technology outside of the U.S., there can be no assurance that the Company will receive significant international acceptance of its CDMA technology for cellular, PCS or WLL applications due to the installed base of Global System for Mobile ("GSM") telephone systems and competition from the U.S. and Japanese TDMA systems. In some countries, the Company's CDMA products may be required to undergo extensive testing and certification by government entities before CDMA can be approved for commercial use in those countries.

     Dependence on OmniTRACS. OmniTRACS systems, complementary software products, related messaging service and maintenance services historically have accounted for a significant portion of the Company's total revenues and margins. The Company expects that margins from its OmniTRACS operations will continue to represent a substantial portion of the Company's total margins. A significant portion of the Company's OmniTRACS revenues is derived from the North American trucking industry, particularly providers of long haul transportation of goods and equipment. Any adverse events affecting the domestic trucking industry could have a material adverse effect on the Company's OmniTRACS revenues. Although an increasing portion of the Company's OmniTRACS revenues is derived from ongoing messaging and maintenance revenues, new customer sales of the Company's OmniTRACS systems are important to the Company to maintain continued growth. In addition, the Company has been experiencing pricing pressure from competitors on sales of its OmniTRACS products and messaging services, which could result in further reduction of the margins for such products and services. The Company expects that an increasing portion of its future OmniTRACS sales will be derived from international sales. There can be no assurance that the Company's domestic or international OmniTRACS business will continue to grow at the levels experienced in the past, which could have a material adverse effect on the Company's results of operations.

     Competition. Competition in the wireless communications industry is intense. The industry consists primarily of major domestic and international companies which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than those of the Company. Many of these companies are licensees of the Company's technology, and have established market positions, trade names, trademarks, patents, copyrights and intellectual property rights and substantial technological capabilities.

     The primary competition with respect to CDMA technology is from current analog and digital TDMA-based systems, including GSM and DCS 1900, the GSM implementation for PCS in the U.S. GSM has been adopted as the digital cellular standard throughout Europe and has received substantial international acceptance in other countries. Industry publications have reported that over 100 countries have adopted or are deploying GSM. In Japan, the Ministry of Posts and Telecommunications has adopted TDMA as its primary digital cellular standard, which has been widely deployed throughout the country. Japan's proprietary TDMA system is not compatible with either GSM or the U.S. IS-54 TDMA standard. However, in 1996, two of the three largest cellular service providers in Japan announced plans to offer commercial CDMA service in 1998. In addition, a number of alternative radio systems are also being marketed for WLL applications. Many of the major equipment suppliers have made substantial investments in TDMA and GSM technology including Hughes, Lucent, Motorola, NOKIA, Nortel and Siemens (all of whom are licensees of the Company), as well as Ericsson. The Company also competes against its licensees in the sale of CDMA subscriber and infrastructure equipment. There can be no assurance that the Company's competitors will not devote their significantly greater financial, technical, marketing and other resources to aggressively market competitive communications systems or develop and adopt competitive digital cellular technologies, and that such efforts will not have a materially adverse effect on the Company's results of operations in the future. Moreover, certain equipment manufacturers may offer extremely attractive financing terms as a means of gaining access to the U.S. PCS market.

     The Company's primary competition to its OmniTRACS system includes American Mobile Satellite Corporation ("AMSC") and HighwayMaster Communications, Inc. AMSC and its resellers are offering services through the AMSC satellite which was launched in 1995. Recently Rockwell International, the primary reseller to date of AMSC services, ceased acting as an AMSC reseller and transferred its customers to AMSC, thereby increasing AMSC's market presence. These competitors are aggressively pricing their products and could continue to do so in the future. In addition, these competitors are offering new value-added products and services similar to those developed or being developed by QUALCOMM. Emergence of new competitors, particularly those offering low cost products and future low earth orbiting ("LEO") satellite communications systems, may impact margins and intensify competition in new markets. The Company also faces competition abroad from numerous suppliers of equipment and services. These include Inmarsat and its authorized resellers through its Inmarsat C geostationary satellite service. In addition, the Company is facing competition abroad from various terrestrial based systems and specifically in Europe from GSM-based terrestrial systems. All of these competitors are aggressively pricing their products and services and the Company can continue to expect pricing pressures. As with the U.S. operations, the international business may also experience competition in the future from LEO Satellite communications systems.

     Equipment Sales by CDMA Licensees. Full commercial implementation of the Company's CDMA technology requires that subscriber and infrastructure equipment be made available in commercial quantities in a timely and cost effective manner. Although the Company is a supplier of certain CDMA subscriber and infrastructure equipment, the Company expects that a major portion of the subscriber and infrastructure equipment that will be made commercially available will be supplied by the Company's licensees. If CDMA subscriber and infrastructure equipment is not delivered to the market on a timely basis, customers could select other digital wireless technologies. Availability of equipment and other factors are critical for CDMA technology to be chosen for wireless applications. The amount and timing of resources devoted by licensees to the development of CDMA subscriber and infrastructure equipment are controlled by such licensees, and thus the timing of the availability of third party equipment is not under the Company's control.

     Reliance on Satellite and Other Facilities for OmniTRACS Service. The Company's OmniTRACS system currently operates in the U.S. market on leased Ku-band satellite transponders. The Company's data satellite transponder lease runs through 2001. The Company's position reporting satellite transponder runs through May 1997, with the rights to extend through May 1999. The Company believes that its current domestic transponder capacity is adequate to support over 180,000 OmniTRACS terminals, assuming current per unit message and position reporting volumes. Future system enhancements may allow for increased utilization of transponder capacity. The Company believes that U.S. OmniTRACS operations may require additional transponder capacity in fiscal year 1998 which it believes will be available on acceptable terms. However, no assurance can be given that the Company will be able to acquire additional transponder capacity on acceptable terms on a timely basis. Any failure of the Company to maintain adequate satellite capacity would have a material adverse effect on the Company's financial results. The Company's network management facility ("NMF") operations are subject to the risk that a failure or natural disaster could interrupt the OmniTRACS service and have a material adverse effect on OmniTRACS revenues. The Company maintains a fully operational NMF in Las Vegas, Nevada as a backup to its primary NMF in San Diego, California.

     Factors Affecting International Business. Revenues from international customers accounted for approximately 36% of total revenues in fiscal 1996, 20% of total revenues in fiscal 1995 and 23% of total revenues in fiscal 1994. Since the Company is a relatively new entrant into some of these markets and its competitors may have long-standing, entrenched positions, it may be difficult for the Company to succeed in certain markets, thereby limiting international sales. Other risks faced by the Company in its international business include unexpected changes in regulatory requirements, export controls, national standards, currency exchange rates, expropriation, tariffs or other barriers, political risks, difficulties in staffing and managing foreign operations, and potentially negative tax consequences. These factors could have an adverse impact on the Company's operating results. In addition, because certain joint ventures between the Company and foreign firms provide for a minority ownership position by the Company in the joint venture, the Company may be limited in taking actions it might otherwise wish to pursue. The Company is subject to U.S. export control laws and regulations with respect to all of the Company's products and technology that are exported from the United States. The Company is subject to the risk that more stringent export control requirements could be imposed in the future on product classes that include products exported by the Company, which would result in additional compliance burdens on the Company or could impair the enforceability of its contract rights. In addition, the laws of certain foreign countries, including developing nations in Asia, South America, Africa and Eastern Europe, may not protect the Company's intellectual property rights or ensure the enforceability of its contract rights to the same extent as do the laws of the United States.

     Uncertainty of Government Regulation. The Company's products are subject to various FCC regulations in the U.S. These regulations require that the Company's products meet certain radio frequency emission standards and not cause unallowable interference to other services. The Company is also subject to government regulations and requirements by local and international standards bodies outside the U.S., where the Company is less prominent than local competitors and has less opportunity to participate in the establishment of regulatory and standards policies. Changes in the regulation of the Company's activities, including changes in the allocation of available spectrum by the U.S. Government and other governments, or exclusion of its technology by a standards body, could have a material adverse effect on the Company's results of operations and its ability to market its products and services. The Company is also subject to state and federal health, safety and environmental regulations as well as regulations related to the handling of and access to classified information.

     Reliance on Key Personnel. The Company's success depends in a large part upon its ability to retain highly qualified technical and management personnel, the loss of one or more of whom could have a material adverse effect on the business of the Company. None of these individuals has an employment contract with the Company. The Company's success also depends upon its ability to continue to attract and retain highly qualified personnel in all disciplines. There can be no assurance that the Company will be successful in hiring or retaining requisite personnel.

     Product Liability. Testing, manufacturing, marketing and use of the Company's products entail the risk of product liability. While the Company currently has product liability insurance that it believes is adequate to protect against product liability claims, no assurance can be given that the Company will be able to continue to maintain such insurance at a reasonable cost or in sufficient amounts to protect the Company against losses due to product liability. An inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit the commercialization of the Company's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

     News reports have asserted that power levels associated with hand-held cellular telephones may pose certain health risks. The Company is not aware of any study that has concluded that there are any significant health risks from using hand-held cellular telephones. If it were determined that electromagnetic waves carried through the antennas of cellular telephones create a significant health risk, there could be a material adverse effect on the Company's ability to market and sell its wireless telephone products.

     Anti-Takeover Measures; Rights Plan. The Company's Certificate of Incorporation provides for cumulative voting in the election of directors. In addition, the Company's Certificate of Incorporation provides for a classified Board of Directors and includes a provision (the "Fair Price Provision") that requires the approval of the holders of at least 66 2/3% of the Company's voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of more than 15% or more of the Company's voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met. The Company's Certificate of Incorporation also requires the approvals of holders of at least 66 2/3% of the Company's voting stock to amend or change the provisions relating to the classified board, cumulative voting or the Fair Price Provision. The Company's Certificate of Incorporation also requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing.

     The classified board, Fair Price Provision and other charter provisions may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. Further, pursuant to the terms of its preferred share purchase rights plan, the Company has distributed a dividend of one right for each outstanding share of Common Stock. In the event the Convertible Preferred Securities are converted into Common Stock, each share of such Common Stock will also be granted a right. These rights will cause substantial dilution to the ownership of a person or group that attempts to acquire the Company on terms not approved by the Board of Directors and may have the effect of deterring hostile takeover attempts. In addition, the Board of Directors has the authority to fix the rights and preferences of and issue shares of Preferred Stock, which may have the effect of delaying or preventing a change in control of the Company without action by the stockholders.

     Volatility of Stock Price. Historically, the Company's stock price has been volatile. The sales prices for the Company's Common Stock have ranged from $31.25 to $63.75 during the 52-week period ended April 17, 1997. Future announcements concerning the Company or its competitors, including the selection of wireless technology by cellular, PCS and WLL service providers, the timing of roll-out of those systems, the receipt of substantial orders for infrastructure or subscriber equipment, quality deficiencies in services or products, results of technological innovations, new commercial products, restrictions on the Company's ability to manufacture or sell products, price reductions for products of the Company or its competitors, changes in recommendations of securities analysts, government regulations, proprietary rights or product or patent litigation, may have a significant impact on the market price of the Company's Common Stock. The Company's future earnings and stock price may be subject to significant volatility, particularly on a quarterly basis. Any shortfalls in revenues, product margins or earnings from the levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of the Company's Common Stock in any given period.

RISKS RELATING TO THE SECURITIES

     Ranking of Obligations under the Guarantee and Convertible Subordinated Debt Securities. QCOM's obligations under the Guarantee are unsecured and subordinate and junior in right of payment to all other liabilities of QCOM and pari passu with the most senior preferred stock issued by QCOM from time to time, if any, and with any guarantee that may be entered into by QCOM in respect of any preferred stock of any subsidiary or affiliate of QCOM. The obligations of QCOM under the Convertible Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of QCOM. No payment of principal (including redemption payments), premium, if any, or interest on the Convertible Subordinated Debt Securities may be made if (a) any Senior Indebtedness of QCOM is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or the holders thereof have the ability to accelerate because of a default. At December 29, 1996, QCOM had Senior Indebtedness of approximately $48 million (excluding accrued interest), and QCOM and consolidated subsidiaries had indebtedness and other liabilities of approximately $489 million. The ability of the Trust to pay amounts due on the Convertible Preferred Securities is solely dependent upon QCOM making payments on the Convertible Subordinated Debt Securities as and when required. In addition, because QCOM's subsidiaries have not guaranteed payment of the Convertible Subordinated Debt Securities, claims of holders of Convertible Preferred Securities are effectively subordinate to the claims of creditors of such subsidiaries, including trade creditors. There are no terms in the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Guarantee that prohibit or limit the ability of QCOM or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debt Securities or the Guarantee. See "Description of the Guarantee" and "Description of the Convertible Subordinated Debt Securities -- Subordination."

     Rights under the Guarantee. The Guarantee guarantees to the holders of the Convertible Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid distributions which are required to be paid on the Convertible Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Convertible Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (unless the Convertible Subordinated Debt Securities are distributed to the holders of Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment thereof, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust.

     The holders of not less than a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Holders of the Convertible Preferred Securities have the right to proceed directly against QCOM to enforce QCOM's obligations to make payments under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If QCOM were to default in its obligation to pay amounts payable on the Convertible Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as registered holder of the Convertible Subordinated Debt Securities against QCOM, pursuant to the terms of the Convertible Subordinated Debt Securities. See "Description of the Guarantee -- Status of the Guarantee; Subordination" and "Description of the Convertible Subordinated Debt
Securities -- Subordination." The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

     Enforcement of Certain Rights by Holders of Convertible Preferred Securities. If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Convertible Subordinated Debt Securities against QCOM. In addition, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Subordinated Debt Securities. If a Declaration Event of Default occurs that results from the failure of QCOM to pay principal of or interest on the Convertible Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Convertible Preferred Securities may institute a legal proceeding directly against QCOM to obtain payment to such holder of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder. In addition, if the Property Trustee fails to enforce its rights as holder of the Convertible Subordinated Debt Securities for 30 days after a request therefor by a holder of Convertible Preferred Securities to the fullest extent permitted by law, such holder may proceed to enforce such rights directly against QCOM. The holders of Convertible Preferred Securities will not be able to exercise directly against QCOM any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "Description of the Convertible Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights."

     Option to Extend Interest Payment Period; Tax Consequences. QCOM has the right under the Indenture to defer the payment of interest on the Convertible Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Convertible Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, QCOM may select a new Extension Period and terminate the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Convertible Preferred Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Convertible Preferred Securities are entitled will accumulate additional Distributions) during any such Extension Period.

     Should an Extension Period occur, a holder of Convertible Preferred Securities will continue to accrue interest allocable to the Convertible Subordinated Preferred Securities held by the Trust for United States federal income tax purposes. As a result, a holder of Convertible Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Convertible Preferred Securities prior to the record date for the payment of Distributions. Moreover, if a holder of Convertible Preferred Securities converts its Convertible Preferred Securities into QCOM Common Stock during an Extension Period, the holder will not receive any cash related to the deferred distribution. Additionally, during the pendancy of any Extension Period, QCOM will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distribution with respect to QCOM capital stock or debt securities (including guarantees of indebtedness for money borrowed) that rank pari passu with or junior to the Convertible Subordinated Debt Securities. See "Description of the Convertible Preferred Securities -- Distributions."

     QCOM has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debt Securities. However, should QCOM elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of QCOM's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent preferred undivided beneficial interest in the Convertible Subordinated Debt Securities) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

     Special Event Redemption or Distribution. Upon the occurrence of a Special Event, the Trust may be terminated (with the consent of QCOM), except in the limited circumstances described below, with the result that the Convertible Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. If QCOM declines to consent to such termination and distribution, QCOM may incur an obligation to pay Additional Interest. In the case of a Special Event that is a Tax Event, in certain circumstances QCOM shall have the right to redeem the Convertible Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debt Securities are redeemed. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution" and "Certain United States Federal Income Tax Consequences."

     Under current United States federal income tax law, a distribution of the Convertible Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. Interest payments on Convertible Subordinated Debt Securities held by a United States Alien Holder (as defined herein) would be subject to withholding for U.S. income taxes at a rate of 30%. Upon occurrence of a Tax Event, however, a termination of the Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences -- Receipt of Convertible Subordinated Debt Securities or Cash upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Convertible Preferred Securities or Convertible Subordinated Debt Securities that may be distributed in exchange for Convertible Preferred Securities if a termination of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities also are making an investment decision with regard to the Convertible Subordinated Debt Securities and should carefully review all the information regarding the Convertible Subordinated Debt Securities and the Company contained herein. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debt Securities."

     Proposed Tax Legislation. On February 6, 1997, President Clinton announced his Fiscal 1998 Budget Proposal (the "Budget Proposal") which, among other things, would treat as equity and would eliminate interest deductions under United States federal income tax laws for debt instruments with a maximum term of more than 15 years that are not treated as indebtedness on the financial statements of the issuer. This provision of the Budget Proposal is proposed to be effective for debt instruments issued on or after the date of first Congressional committee action. While the Company believes that the Convertible Subordinated Debt Securities would not be affected by the Budget Proposal, there can be no assurances that this proposed legislation or other proposals would not be enacted in the future, and that such legislation would not have a retroactive effective date that would prevent QCOM from deducting interest on the Convertible Subordinated Debt Securities. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution."

     Limited Voting Rights. Holders of Convertible Preferred Securities generally have limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Convertible Subordinated Debt Securities. Such holders are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of Company Trustees, which voting rights are vested exclusively in QCOM as the holder of the Common Securities. See "Description of the Convertible Preferred Securities -- Voting Rights."

     Absence of Public Market for the Convertible Preferred Securities and Restrictions on Resale. Although the Convertible Preferred Securities have been approved for trading in the PORTAL market, there can be no assurance that any market for the Convertible Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Convertible Preferred Securities fails to develop or be sustained, the trading price of the Convertible Preferred Securities could be adversely affected. The Convertible Preferred Securities could trade at prices that may be higher or lower than the offering price hereunder depending on many factors, including prevailing interest rates, the price of the Common Stock, QCOM's operating results, any election by QCOM to extend interest payment periods and the market for similar securities. However, there can be no assurance as to the liquidity of any trading market for the Convertible Preferred Securities or that an active public market for the Convertible Preferred Securities will develop.

     Trading Price of Convertible Preferred Securities. The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debt Securities. A holder disposing of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., OID (as defined herein)), and to add such amount to the adjusted tax basis in the holder's Convertible Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Original Issue Discount, Premium and Market Discount" and "-- Sale of Convertible Preferred Securities."

                                  THE COMPANY

     QUALCOMM is a leading provider of digital wireless communications products, technologies and services. The Company designs, develops, markets and manufactures wireless communications, infrastructure and subscriber equipment and ASICs based on its CDMA technology and has licensed its CDMA technology to major telecommunications equipment suppliers for incorporation into their wireless communications products. QUALCOMM designed and is manufacturing, distributing and operating the OmniTRACS system, a satellite-based, two-way mobile communications and tracking system that provides messaging, position reporting and other services for transportation companies and other mobile and fixed-site customers. The Company also provides contract development services, including the design and development of subscriber and ground communications equipment for the Globalstar satellite-based communications system. In addition, the Company develops, markets and manufactures a variety of other communications products, including Eudora, a leading Internet-based electronic mail software application, for personal, commercial and government applications.

     The Company's CDMA technology has been developed for implementation in cellular, PCS and WLL systems as well as other wireless applications. Wireless networks based on the Company's CDMA technology have been commercially deployed and are under development in a number of markets around the world. CDMA has emerged as the leading digital technology for cellular and PCS applications in the U.S., having been adopted by a number of the largest cellular and PCS carriers covering over 95% of the U.S. population. Internationally, CDMA has been introduced in Hong Kong and South Korea and is being implemented in numerous other markets worldwide. To support the deployment of CDMA equipment, the Company has entered into a number of royalty-bearing license agreements with major telecommunications companies throughout the world. These companies include Alps Electric, DENSO, DSP Communications, Fujitsu, Hitachi Ltd. ("Hitachi"), Hughes, Hyundai Electronics, Kenwood, Kyocera, LGIC, Lucent, Matsushita, Maxon, Mitsubishi, Motorola, NEC, NOKIA, Nortel, OKI Electric, Samsung Electronics, Sanyo, Siemens, Sony, Toshiba and VLSI Technology. The Company and its licensees are developing, marketing and manufacturing CDMA wireless infrastructure and subscriber equipment and ASICs for wireless networks worldwide. The Company has entered into agreements with Hughes and Nortel to support the design and manufacture of CDMA infrastructure equipment and a joint venture with Sony, QPE, to develop, manufacture and market subscriber equipment.

     The Company's OmniTRACS system provides two-way data messaging and position reporting services to mobile users, primarily transportation operators in the long haul trucking industry. The Company has sold over 185,000 OmniTRACS terminals worldwide in 33 countries, both directly and through joint ventures and strategic alliances. The Company operates a network management facility ("NMF") in the U.S. which currently processes over 4 million messages and position reports per weekday to over 700 customers. The Company also develops and licenses complementary software products and services which enhance the functionality of the OmniTRACS system and increase messaging unit volume.

RECENT DEVELOPMENTS

     A number of important milestones toward large-scale commercialization of the Company's CDMA technology have been achieved. In the U.S., CDMA has emerged as the leading digital technology for cellular and PCS applications. A number of the largest domestic cellular carriers have selected CDMA as their digital platform, including AirTouch Communications, ALLTEL Mobile, Ameritech, Comcast Cellular Communications, GTE Mobilnet, Bell Atlantic Nynex Mobile, 360 degrees Communications and US WEST. A significant number of the largest PCS carriers have announced their selection of CDMA for use in their systems, including PrimeCo Personal Communications, L.P. ("PrimeCo"), a partnership of AirTouch Communications, Bell Atlantic Nynex Mobile and US WEST; Sprint PCS, a partnership of Sprint Corporation, Tele-Communications Inc., Cox Communications Inc. and Comcast Corp.; NextWave; Chase; and Centennial Cellular Corporation.

     After extensive field testing, industry review and standardization, the Company's CDMA technology is now being used in a number of markets around the world. CDMA-based wireless systems were successfully launched in South Korea, Hong Kong, and elsewhere. The Company believes the South Korean system was serving over 1,000,000 subscribers as of January 1997. In the fall of 1996, PrimeCo launched PCS service in 15 major U.S. cities, including Chicago, Dallas, Fort Lauderdale, Ft. Worth, Honolulu, Houston, Jacksonville, Miami, Milwaukee, New Orleans, Norfolk, Orlando, Richmond, San Antonio and Tampa. The launch represented the largest domestic multimarket wireless system deployment to date, as well as the first commercial multimarket launch of CDMA at 1900 MHz. In December 1996, Sprint PCS launched service in 8 major U.S. cities, including Albany, Fresno, Milwaukee, Pittsburgh, Portland, San Diego, Spokane and Syracuse. Subscriber equipment for both the PrimeCo and the Sprint PCS roll-outs was provided by QPE. Other CDMA networks are expected to be commercially deployed in the U.S. and internationally in the coming year, including a number of U.S. cellular and PCS networks.

     The Company has an agreement with Nortel providing for the production and delivery of infrastructure equipment for CDMA wireless systems. Pursuant to the agreement, Nortel has nonexclusive access to QUALCOMM's product designs for digital cellular, PCS and WLL infrastructure products and in return purchases from QUALCOMM a minimum percentage of CDMA infrastructure equipment for resale to its customers. In February 1996, the Company announced its agreement to supply Nortel with approximately $200 million of PCS infrastructure equipment and RF services as part of Nortel's estimated $1 billion equipment supply agreement with Sprint PCS. Other major customers under the agreement between Nortel and QUALCOMM include BCTel Mobility Cellular and Bell Mobility. As of December 31, 1996, the Company has shipped approximately 600 base stations and related infrastructure equipment to PCS and cellular operators in North America.

     In September 1996, the Company and Hughes entered into an agreement providing for design and production of infrastructure equipment for CDMA wireless systems. Pursuant to the agreement, Hughes will have nonexclusive access to QUALCOMM's product designs for digital cellular, PCS and WLL infrastructure products and in return will purchase a minimum percentage of CDMA infrastructure equipment for resale to its customers. In October 1996, Hughes announced a strategic supply agreement with NextWave under which Hughes will supply up to $245 million of CDMA infrastructure equipment for NextWave's PCS network, with an option to expand such amount to $1 billion over the next six years under certain conditions. Pursuant to the agreement with Hughes, QUALCOMM will supply a percentage of the infrastructure equipment to be shipped by Hughes to NextWave.

     In December 1996, the Company and Chase entered into an agreement pursuant to which QUALCOMM will supply approximately $140 million of PCS infrastructure equipment and services based on QUALCOMM's CDMA technology to Chase. QUALCOMM has also agreed to provide up to $108 million of financing for equipment purchased under the Chase agreement. Chase was awarded PCS licenses in 11 cities covering approximately 6.3 million people throughout Tennessee and the surrounding area in the FCC's C-Block auction.

     During 1996 and early 1997, the Company significantly expanded its manufacturing capacity for CDMA subscriber and infrastructure equipment. During the period, QPE dedicated a new manufacturing facility and completed the installation of eight production lines in order to support existing and future orders for CDMA subscriber equipment. In June 1996, Sprint PCS and PrimeCo announced awards approximating $500 million and $350 million, respectively, to QPE for CDMA subscriber equipment. Shipments under the contracts began in 1996 and are scheduled to continue through 1998. As of January 1997, the Company had produced over 1,000,000 handsets and achieved a production rate of over 200,000 units per month. In January 1997, the Company commenced operation of a 177,000 square foot facility in San Diego, California to expand its capacity to manufacture its CDMA infrastructure equipment.

     During the past year, the Company continued its international CDMA commercialization efforts. The Company's CDMA technology is in use or has been approved for use in 20 countries and 54 markets worldwide. In advance of commercial rollout, the Company currently has systems undergoing certification in India and Russia. The Company plans to pursue additional international opportunities for the sale of CDMA infrastructure equipment, either as a primary contractor, through its agreements with Nortel and/or Hughes or through international joint venture partners.

     In September 1996, Globalstar completed an important milestone when forward and reverse link calls using the Company's CDMA technology were successfully completed in a laboratory environment. In December 1996, the Company entered into a license with Telital S.r.l. ("Telital") to design and manufacture dual mode Globalstar CDMA/GSM telephones. The dual mode Globalstar satellite telephones will be designed to operate on either satellite or the local CDMA or GSM cellular networks throughout the world. Globalstar has entered into a four-year agreement for QUALCOMM to design and develop subscriber equipment and ground communications equipment for the Globalstar system. Total revenues under the contract to QUALCOMM are estimated to exceed $500 million at completion, $213 million of which had been recognized by QUALCOMM as of September 29, 1996. The Company shares in the management fee, and its ownership interest in Globalstar is approximately 7%.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 7, 1997 and the entering into of a Declaration of Trust on February 7, 1997. The Trust's purpose is defined in an Amended and Restated Declaration of Trust, dated February 25, 1997 (the "Declaration"), between QCOM, as sponsor, and the Company Trustees (as defined herein) as of that date. QCOM directly has acquired all of the Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Declaration.

     The Trust's affairs are conducted by the trustees (the "Company Trustees") appointed by QCOM, holder of the Common Securities. The duties and obligations of the Company Trustees are governed by the Declaration. Pursuant to the Declaration, the number of Company Trustees is initially five. Three of the Company Trustees (the "Regular Trustees") are persons who are employees or officers of, or affiliated with, QUALCOMM. A fourth trustee is a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under the Declaration. Wilmington Trust Company is acting as the Property Trustee until removed or replaced by the holder of the Common Securities. Wilmington Trust Company also is acting as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee." The fifth trustee is a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). Wilmington Trust Company is acting as the Delaware Trustee until removed or replaced by the holder of the Common Securities.

     The Property Trustee holds title to the Convertible Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Subordinated Debt Securities. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities. The Property Trustee makes payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. QCOM, as the holder of all the Common Securities, has the right to appoint, remove or replace any Company Trustee and to increase or decrease the number of Company Trustees, provided that the number of Company Trustees shall be at least three, a majority of which shall be Regular Trustees. QCOM will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Trust Securities. QCOM has agreed that the Property Trustee and any person to whom such fees, expenses, debts and obligations are owed will have the right to enforce QCOM's obligations in respect of such fees, expenses, debts and obligations directly against QCOM without first proceeding against the Trust. See "Description of the Convertible Preferred Securities -- Expenses and Taxes."

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities."

     The principal place of business of the Trust is c/o QUALCOMM Incorporated, 6455 Lusk Boulevard, San Diego, California 92121; Telephone: (619) 587-1121.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither QCOM nor the Trust will receive any proceeds from the sale of the Offered Securities.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust are consolidated with the Company's financial statements with the Convertible Preferred Securities shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely subordinated debt securities of QCOM. The sole asset of the Trust will be the 5 3/4% Convertible Subordinated Debentures due February 24, 2012 in the aggregate principal amount of approximately $680,000,000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five fiscal years in the period ended September 30, 1996 and for the three months ended December 31, 1995 and 1996:

                                                                                         THREE MONTHS
                                                                                            ENDED
                                                 FISCAL YEARS ENDED SEPTEMBER 30(1)     DECEMBER 31(1)
                                                -------------------------------------   --------------
                                                1992    1993    1994    1995    1996     1995    1996
                                                -----   -----   -----   -----   -----   ------  ------
Ratio of Earnings to Fixed Charges(1).........     --    5.3x    5.4x    7.7x    3.1x    10.6x    6.2x

---------------

(1) The Company's fiscal periods and on the last Sunday of each period. As a result of this practice, fiscal 1996 includes 53 weeks.

(2) The ratio of earnings to fixed charges is computed by dividing income (loss) before taxes, interest expense and other fixed charges by total fixed charges, including interest expense and capitalized interest. In fiscal 1992, earnings were insufficient to cover fixed charges by $3,544,000.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities have been issued pursuant to the terms of the Declaration. The terms of the Convertible Preferred Securities include those stated in the Declaration. The following summary of the principal terms and provisions of the Convertible Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is available for inspection at the corporate trust office of the Property Trustee in Wilmington, Delaware) and the Trust Act.

GENERAL

     The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Convertible Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned directly by QCOM. The Common Securities rank pari passu with the Convertible Preferred Securities, and payments will be made on the Common Securities on a pro rata basis with the Convertible Preferred Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee owns and holds the Convertible Subordinated Debt Securities for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by QCOM to the extent described under "Description of the Guarantee."

     The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions on the Convertible Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions.

FORM, DENOMINATION AND REGISTRATION

     The Convertible Preferred Securities have been issued in fully registered form, without coupons.

     Global Certificate; Book-Entry Form. Except as provided below, Convertible Preferred Securities sold in the Original Offering to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), otherwise than in reliance on Regulation S, were evidenced by one or more global certificates representing Convertible Preferred Securities (collectively, the "Restricted Global Certificate"), which were deposited with the Property Trustee as custodian for DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Convertible Preferred Securities sold to persons who acquired such Convertible Preferred Securities in compliance with Regulation S under the Securities Act ("Non-U.S. Persons") were evidenced by one or more global certificates (collectively, the "Regulation S Global Certificate" and together with the Restricted Global Certificate, the "Global Certificates" or each individually, a "Global Certificate"), which were registered in the name of a nominee of DTC and deposited with the Property Trustee, for the accounts of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). The Global Certificates (and any Convertible Preferred Securities issued in exchange therefor) are subject to certain restrictions on transfer set forth therein and in the Declaration and bear the legend regarding such restrictions set forth under "Transfer Restrictions." Until the end of the applicable restricted period (such period, the "Restricted Period"), beneficial interests in the Regulation S Global Certificate may be held only through Euroclear or Cedel, unless delivery is made through the Restricted Global Certificate in accordance with the certification requirements described herein. Restricted Period means, with respect to the Convertible Preferred Securities, the one-year period and, with respect to the Convertible Subordinated Debt Securities and Common Stock issuable upon conversion thereof or of the Convertible Preferred Securities, the 40-day period, in either case following the latest of the commencement of the Original Offering of the Convertible Preferred Securities and the last original issue date of the Convertible Preferred Securities.

     A QIB may hold its interests in the Restricted Global Certificate directly through DTC if such QIB is a participant in DTC, or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interest in the Restricted Global Certificate to such persons may be limited.

     Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Certificate only upon receipt by the Property Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a person whom the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person and each such account is a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act (in which case such certificate must be accompanied by an opinion of counsel regarding the availability of such exemption) and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. After the expiration of the Restricted Period, such certification requirements will no longer apply to such transfers.

     Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate, whether during or after the Restricted Period, only upon receipt by the Property Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144A under the Securities Act and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel. Any beneficial interest in one of the Global Certificates will, upon transfer, cease to be an interest in such Global Certificate and become an interest in such other Global Certificate and, accordingly, thereafter will be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Certificate for as long as it remains such an interest.

     Investors may hold their interests in the Regulation S Global Certificate through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but no earlier), investors also may hold such interests through organizations other than Euroclear or Cedel that are Participants in DTC. Euroclear and Cedel will hold interests in the Regulation S Global Certificate on behalf of their participants through customers' securities accounts in their respective names on the books of DTC. All interests in a Global Certificate, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Cedel also may be subject to the procedures and requirements of such systems.

     QIBs and Non-U.S. Persons who are not Participants may beneficially own interests in a Global Certificate held by DTC only through Participants, including Euroclear and Cedel, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of a Global Certificate, except as provided below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof.

     Subject to compliance with the transfer restrictions applicable to the Global Certificates described herein and in the Declaration, cross-market transfers between holders of interests in the Restricted Global Certificate, on the one hand, and direct or indirect account holders at a Euroclear or Cedel participant (each, a "Member Organization") holding interests in the Regulation S Global Certificate, on the other hand, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Cedel, as applicable. Such cross-market transactions will require, among other things, delivery of instructions by such Member Organization to Euroclear or Cedel, as the case may be, in accordance with the rules and procedures and within deadlines (Brussels time) established by Euroclear or Cedel, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Cedel, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to owners of beneficial interests in the Global Certificate held by DTC will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

     Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). QCOM and the Trust believe that the arrangements among DTC, Participants and Indirect Participants, and owners of beneficial interests in the Global Certificate held by DTC will enable such beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

     Distribution payments on the Global Certificates will be made to Cede, the nominee for DTC, as the registered owner of the Global Certificates by wire transfer of immediately available funds. Neither QCOM, the Property Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     QCOM has been informed by DTC that, with respect to any distribution payments on the Global Certificates, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by a Global Certificate, as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by a Global Certificate held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Holders who desire to convert their Convertible Preferred Securities into Common Stock pursuant to the terms of the Convertible Preferred Securities should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such requests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Convertible Preferred Securities represented by a Global Certificate to pledge such interest to persons or entities that do no participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of physical certificate evidencing such interest.

     Neither QCOM nor the Property Trustee (or any registrar, paying agent or conversion agent under the Declaration) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised QCOM that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited and only with respect to the number of Convertible Preferred Securities represented by the Global Certificate as to which such Participant or Participants has or have given such direction.

     DTC has advised QCOM as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the "Exchange Act"). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by QCOM within 90 days, QCOM will cause the Convertible Preferred Securities to be issued in definitive form in exchange for the Global Certificates. None of QCOM, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Cedel, their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificate.

     Certificated Convertible Preferred Securities. Convertible Preferred Securities sold in the Original Offering to investors that are neither QIBs nor Non-U.S. Persons were issued in definitive registered form in minimum denominations of 1,000 Convertible Preferred Securities and integral amounts in excess thereof, and were not and may not be represented by the Global Certificate. In addition, QIBs and Non-U.S. Persons may request that their Convertible Preferred Securities be issued in certificated form, and may request at any time that their interest in a Global Certificate be exchanged for Convertible Preferred Securities in certificated form, upon compliance with certain procedures set forth in the Declaration. Finally, certificated Convertible Preferred Securities may be issued in exchange for Convertible Preferred Securities represented by the Global Certificate if no successor depositary is appointed by QCOM as set forth above under "-- Global Certificate; Book-Entry Form" or in certain other circumstances set forth in the Declaration, including the occurrence of a Declaration Event of Default.

DISTRIBUTIONS

     Distributions on the Convertible Preferred Securities are fixed at a rate per annum of 5 3/4% of the stated liquidation amount of $50 per Convertible Preferred Security (equivalent to $2.875 per Convertible Preferred Security). Distributions in arrears for more than one quarter will bear interest at the rate of 5 3/4% per annum compounded quarterly (to the extent permitted by applicable law). The term "distributions" as used herein includes any such interest payable unless otherwise stated.

     Distributions on the Convertible Preferred Securities are cumulative, accrue from February 25, 1997, and are payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year to the holders of record on the applicable record date, commencing June 1, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The initial distribution, payable on June 1, 1997, will be based on a period longer than a full quarter (February 25, 1997 to June 1, 1997), and will be in the amount of $0.7667 per Convertible Preferred Security.

     So long as no Indenture Event of Default (as defined herein) shall have occurred and be continuing, QCOM has the right under the Indenture to defer payments of interest (including any Additional Interest and Liquidated Damages (as defined herein)) on the Convertible Subordinated Debt Securities by extending the interest payment period from time to time on the Convertible Subordinated Debt Securities which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accrue interest at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Subordinated Debt Securities) during any such extended interest payment period. In the event that QCOM exercises this right, then (a) QCOM shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by QCOM of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of QCOM's capital stock or the exchange or conversion of one class or series of QCOM's capital stock for another class or series of QCOM's capital stock or the exchange or conversion of one class or series of QCOM's capital stock for another class or series of QCOM's capital stock or (iii) the purchase of fractional interests in shares of QCOM's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security of being converted or exchanged), (b) QCOM shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by QCOM which rank pari passu with or junior to the Convertible Subordinated Debt Securities, and (c) QCOM shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by QCOM where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made. Prior to the termination of any such Extension Period, QCOM may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Convertible Subordinated Debt Securities. Upon termination of any Extension Period and the payment of all amounts then due (including any Additional Interest and Liquidated Damages), QCOM may commence a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "Voting Rights" below and "Description of the Convertible Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Convertible Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     QCOM has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debt Securities.

     Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities are limited to payments received under the Convertible Subordinated Debt Securities. See "Description of the Convertible Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

     Distributions on the Convertible Preferred Securities are payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Convertible Subordinated Debt Securities. In the event that any Convertible Preferred Security is redeemed after a record date and prior to (but not on) the corresponding payment date, the accrued and unpaid distributions on such Convertible Preferred Security as of the redemption date will be paid to the holder thereof on the redemption date, not to the holder thereof on the record date. In the event that a redemption date is also a payment date, then the accrued and unpaid distributions will be paid to the holder of such Convertible Preferred Security as of the record date. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Convertible Subordinated Debt Securities in the Property Account for the benefit of the Trust and the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Form, Denomination and Registration" above. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

     General. The Convertible Preferred Securities are convertible at any time beginning April 28, 1997 through the close of business on February 24, 2012 (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the redemption date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 0.6882 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $72.6563 per share of Common Stock), subject to adjustment as described under "-- Conversion Price
Adjustments -- General" and "-- Conversion Price Adjustments -- Merger, Consolidation of Sale of Assets of QCOM" below. Whenever QCOM issues shares of Common Stock upon conversion of Preferred Securities, under QCOM's Preferred Share Purchase Rights Plan (the "Rights Plan"), or any other share purchase rights agreement under which holders of Common Stock are issued rights (the "Rights") entitling the holders under certain circumstances to purchase an additional share or shares of Common Stock, QCOM will issue, together with each such share of Common Stock, an appropriate number of rights. For a description of the Rights Plan, see "Description of QCOM Capital Stock -- Rights; Junior Preferred Stock."

     The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, if it is in certificated form, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Subordinated Debt Securities and immediately convert an equivalent amount of Convertible Subordinated Debt Securities into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Convertible Preferred Securities is in effect, however, the procedures for converting the Convertible Preferred Securities that are in the form of Global Certificates into shares of Common Stock will be as described under "-- Form, Denomination and Registration."

     Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted on or after a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be distributed to the holder, despite such conversion. Except as provided in the immediately preceding sentence, neither the Trust nor QCOM shall make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. QCOM will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been made immediately prior to the close of business on the day on which the related conversion notice is received by the Conversion Agent.

     No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by QCOM in cash based on the current market price of Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

     Conversion Price Adjustments -- General. The conversion price of the Convertible Subordinated Debt Securities, and, accordingly, the conversion rate on the Convertible Preferred Securities, are subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for shares of Common Stock at less than the current market price, (d) the distribution to all holders of Common Stock of evidences of indebtedness of QCOM, of capital stock (other than Common Stock) or of assets (other than cash distributions covered by clause
(e) below), or rights or warrants to subscribe for or purchase any of its securities (excluding rights or warrants to purchase Common Stock referred to in clause (c) above), (e) distributions consisting of cash, excluding any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of Common Stock of the immediately preceding quarterly dividend on Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (e) (as adjusted to reflect subdivisions or combinations of Common Stock), and (ii) 3.125% of the average of the last reported sales price of Common Stock during the ten trading days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of QCOM, (f) payment to holders of Common Stock in respect of a tender or exchange offer by QCOM or any subsidiary for Common Stock (other than an odd lot tender offer) at a price in excess of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer, and (g) payment to holders of Common Stock in respect of a tender or exchange offer by a person other than QCOM or a subsidiary thereof for Common Stock at a price in excess of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer in which, as of the closing date of the offer, QCOM's Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (e) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to clause (e). If an adjustment is required to be made as set forth in clause
(e) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. No adjustment is required to be made for a transaction referred to in clauses (a) through (e) above if holders of the Convertible Preferred Securities are to participate in the transaction on a basis and with notice that the Board of Directors of QCOM determine to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The adjustment referred to in clause (g) above will only be made if the tender offer or exchange offer is made for an amount which increases that person's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding. The adjustment referred to in clause (g) above will not be made, however, if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause QCOM to engage in a consolidation or merger of QCOM or a sale of all of QCOM's assets.

     If the distribution date for the Rights of QCOM provided in the Rights Plan, as presently constituted or under any similar plan (see "Description of QCOM Capital Stock -- Rights; Junior Preferred Stock"), occurs prior to the date a Convertible Preferred Security is converted, holders of the Convertible Preferred Securities who convert such Convertible Preferred Securities after the distribution date are not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion. However, adjustment of the conversion price shall be made under clause (ii) of the preceding paragraph as if the Rights were being distributed to the common stockholders of QCOM immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event.

     QCOM from time to time may elect to reduce the conversion price of the Convertible Subordinated Debt Securities (and thus the conversion rate of the Convertible Preferred Securities) by any amount selected by QCOM for any period of at least 30 days, in which case QCOM shall give at least 15 days' notice of such reduction. QCOM may exercise the option to make such reductions in the conversion price if QCOM's Board of Directors deems such reductions advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences -- Adjustment of Conversion Price."

     No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of QCOM and the investment of additional optional amount in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the Convertible Subordinated Debt Securities and, accordingly, to the holders of the Convertible Preferred Securities.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of QCOM. In the event that QCOM is a party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of QCOM, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Transaction, or
(ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Convertible Preferred Security shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Transaction described in this section.

     If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing February 25, 1997 and through March 3, 1998, and the twelve-month periods commencing March 4, 1998 and March 4, 1999, the product of 102% multiplied by $50) plus (y) any then-accrued and unpaid distributions on one Convertible Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the Fundamental Change provisions, in the case of a Transaction each Convertible Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Common Stock into which such Convertible Preferred Security was convertible immediately prior to such Transaction. A failure to apply the Fundamental Change conversion price adjustments described above could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if QCOM were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of QCOM and other factors.

     The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all the Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Convertible Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

     In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Convertible Preferred Security but greater than or equal to the "Reference Market Price," the conversion price will be adjusted as described above with the effect that each Convertible Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Stock in the Transaction but in an amount per Convertible Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Convertible Preferred Security set forth below under "-- Optional Redemption" (or, for periods prior to the date on and after which QCOM may cause the conversion rights of holders of Convertible Preferred Securities to expire).

     In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Convertible Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change Transaction where all or substantially all the Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Common Stock consists of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Convertible Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Common Stock into which such Convertible Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Convertible Common Stock is converted solely into such common stock, each Convertible Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such Convertible Preferred Security was convertible immediately before such Transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Common Stock during the ten trading days prior to the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by QCOM to appropriately reflect any of the events referred to in clauses (a) through (g) of the first paragraph under "-- Conversion Price Adjustments -- General."

     The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the Nasdaq National Market or, if the stock is not listed or admitted to trading on the Nasdaq National Market, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the Debt Trustee for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of QCOM) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) QCOM continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of QCOM or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Convertible Preferred Securities.

     The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by QCOM to appropriately reflect any of the events referred to in clauses (a) through (g) of the first paragraph under "-- Conversion Price
Adjustments -- General."

     The term "Reference Market Price" shall initially mean $38.79 (which is an amount equal to 66 2/3% of the reported last sales price for Common Stock on the Nasdaq National Market on February 19, 1997) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Convertible Preferred Securities.

     The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires QCOM's shares, as the case may be, shall make provisions in its certificates or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

REDEMPTION

     The Convertible Preferred Securities have no stated maturity but are subject to mandatory redemption upon the repayment of the Convertible Subordinated Debt Securities, whether at their stated maturity or upon acceleration or redemption. The Convertible Subordinated Debt Securities mature on February 24, 2012 and may be redeemed at the option of QCOM, in whole or in part, at any time on or after March 4, 2000, or any time in certain circumstances upon the occurrence of a Tax Event. See "Special Event Redemption or Distribution." Upon the repayment of the Convertible Subordinated Debt Securities, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so repaid or redeemed at a redemption price equal to the liquidation amount of the Trust Securities or, in the case of a redemption of the Convertible Subordinated Debt Securities, at the redemption price paid with respect to the Convertible Subordinated Debt Securities, as described below, together with accrued and unpaid distributions on the Trust Securities to the date of redemption; provided, however, that holders of the Convertible Subordinated Debt Securities shall be given not less than 20 nor more than 60 days notice of such redemption.

     In the event QCOM elects to redeem the Convertible Subordinated Debt Securities (other than in certain circumstances upon the occurrence of a Special Event) the appropriate amount of the Convertible Preferred Securities shall be redeemed at the following prices (expressed as percentages of the liquidation amount of the Convertible Preferred Securities) together with accrued and unpaid distributions to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 4:

        YEAR                                                           REDEMPTION PRICE
        -------------------------------------------------------------  ----------------
        2000.........................................................         102%
        2001.........................................................         101

and 100% if redeemed on or after March 4, 2002.

     In the event QCOM redeems the Convertible Subordinated Debt Securities in certain circumstances upon the occurrence of a Tax Event as described under "-- Special Event Redemption or Distribution," the appropriate amount of the Convertible Preferred Securities will be redeemed at 100% of the liquidation amount thereof together with accrued and unpaid distributions to the redemption date.

     Notwithstanding the foregoing, if Convertible Preferred Securities are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid distributions with respect to the redeemed Convertible Preferred Securities shall be payable to holders of record on the relevant record date, instead of the holders on the redemption date.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     A "Tax Event" means that the Regular Trustees shall have received an opinion from nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of this Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case on or after the date of this Prospectus (collectively, a "Change in Tax Law"), there is the creation by such Change in Tax Law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accrued or received on the Convertible Subordinated Debt Securities, (ii) the Trust is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by QCOM to the Trust on the Convertible Subordinated Debt Securities is not, or will not be, deductible, in whole or in part, by QCOM for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any Change in Tax Law that requires QCOM for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Subordinated Debt Securities until the interest payment related to such OID is paid by QCOM in cash; provided that such Change in Tax Law does not create more than an insubstantial risk that QCOM will be prevented from taking a deduction for OID accruing with respect to the Convertible Subordinated Debt Securities at a date that is no later than the date the interest payment related to such OID is actually paid by QCOM in cash.

     An "Investment Company Event" means that the Regular Trustees shall have received an opinion from nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

     If, at any time, a Tax Event or an Investment Company Event (each, as described above, a "Special Event") shall occur and be continuing, the Trust may, with the consent of QCOM, except in the circumstances described below, be terminated and dissolved with the result that Convertible Subordinated Debt Securities, with an aggregate principle amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that, as a condition of such termination, dissolution and distribution,
(i) in the case of the occurrence of a Tax Event, the Regular Trustees shall have received an opinion from nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither the Trust nor the holders of the Trust Securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of the Trust and the distribution of the Convertible Subordinated Debt Securities and (ii) QCOM shall have given it prior written consent to the dissolution and distribution; and provided, further, that if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, QCOM or the holders of the Trust Securities, the Trust will pursue such measure in lieu of termination and dissolution.

     If in the case of the occurrence of a Tax Event (i) QCOM has received an opinion (a "Redemption Tax Opinion") from nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that QCOM would be precluded from deducting the interest on the Convertible Subordinated Debt Securities for United States federal income tax purposes even if the Convertible Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by nationally recognized independent tax counsel experienced in such matters that a No Recognition Opinion cannot be delivered, QCOM shall have the right, upon not less than 20 nor more than 60 days notice, to redeem the Convertible Subordinated Debt Securities in whole or in part at 100% of the principal amount thereof plus accrued and unpaid interest thereon for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to the redemption date on a pro rata basis; provided, however, that, if there is available to QCOM or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, QCOM or the holders of the Trust Securities, QCOM or the Trust will pursue such measure in lieu of redemption. If QCOM declines to consent to the dissolution and distribution, QCOM may incur an obligation to pay Additional Interest. See "Description of the Convertible Subordinated Debt
Securities -- Additional Interest."

DISTRIBUTION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

     At any time, QCOM has the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Subordinated Debt Securities to be distributed to the holders of the Convertible Preferred Securities and Common Securities in dissolution of the Trust. Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Convertible Subordinated Debt Securities should not be a taxable event to the Trust and holders of the Convertible Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Convertible Preferred Securities. See "Certain United States Federal Income Tax
Consequences -- Receipt of Convertible Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     After the date for any distribution of Convertible Subordinated Debt Securities upon termination of the Trust, (i) the Convertible Subordinated Debt Securities and the Guarantee will no longer be deemed to be outstanding, (ii) the depository or its nominee, as a record holder of the Convertible Preferred Securities, will receive one or more registered global certificates representing the Convertible Subordinated Debt Securities to be delivered to the depository or its nominee in connection with and upon such distribution and (iii) any certificates representing Convertible Preferred Securities and the Guarantee not held by the depository or its nominee will be deemed to represent Convertible Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidated amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Convertible Subordinated Debt Securities, until such certificates are presented to QCOM or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Subordinated Debt Securities that may be distributed in exchange for the Convertible Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Subordinated Debt Securities that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that QCOM has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or other repayment of the Convertible Subordinated Debt Securities, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Securities. See "-- Form, Denomination and Registration." If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption

Price, but without interest on such Redemption Price. In the event any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payments in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by QCOM pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata, provided that the distribution of redemption proceeds payable to DTC, any other depositary, or their respective nominees shall be made in accordance with the procedures of DTC or such other depositary. See "-- Form, Denomination and Registration."

     Subject to the foregoing, and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, termination, dissolution or winding-up of the Trust (each, a "Liquidation"), the holders of the Convertible Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Subordinated Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, an accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities, have been distributed on a pro rata basis to the holders of Convertible Preferred Securities in exchange for such Convertible Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall terminate (i) on January 31, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of QCOM or the holder of the Common Securities, (iii) upon the filling of a certificate of dissolution or its equivalent with respect to QCOM or the holder of the Common Securities, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of QCOM or the holder of the Common Securities and the expiration of 90 days after the date of the Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Convertible Subordinated Debt Securities following the occurrence of a Special Event or if QCOM, as sponsor, has given written notice to the Property Trustee to terminate the Trust (which direction is optional and wholly within the discretion of QCOM, as sponsor), (v) upon the entry of a decree of a judicial dissolution of QCOM or the holder of the Common Securities or the Trust, (vi) upon the redemption of all of the Trust Securities or (vii) upon the distribution of Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Convertible Subordinated Debt Securities -- Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Convertible Subordinated Debt Securities, will have the right under the Indenture to declare the principal of, and interest on, the Convertible Subordinated Debt Securities to be immediately due and payable. The Property Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of QCOM to pay interest or principal on the Convertible Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding of reinforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Convertible Subordinated Preferred Securities. In connection with such Direct Action, the rights of the holders of the Common Securities will be subrogated to the rights of such holder of Convertible Preferred Securities to the extent of any payment made by QCOM to such holder of Convertible Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Convertible Subordinated Debt Securities (other than rights arising from an Indenture Event of Default described in the immediately preceding sentence) for a period of 30 days after any holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such right rights to the fullest extent permitted by law, such holder of Convertible Preferred Securities may, to the extent permitted by law, institute a Direct Action to enforce the Property Trustee's rights as holder of the Convertible Subordinated Debt Securities, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debt Securities. See "-- Voting Rights."

VOTING RIGHTS

     Except as provided below and except as provided under the Trust Act and under "Description of the Guarantee -- Amendments and Assignment" below, and except as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights. In the event that QCOM elects to defer payments of interest on the Convertible Subordinated Debt Securities as described above under "-- Distributions," the holders of the Convertible Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Subordinated Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Convertible Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Convertible Subordinated Debt Securities, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Subordinated Debt Securities, where such consent shall be required, provided that where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Convertible Subordinated Debt Securities affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Convertible Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debt Securities may direct the Property Trustee to give such consent or take such action. The Property Trustee shall not take any action described in clauses (i), (ii), (iii) and (iv) above unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owing an undivided beneficial interest in the Convertible Subordinated Debt Securities.

     In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Convertible Preferred Securities and, if no Declaration Event of Default has occurred and is continuing, a majority in liquidation amount of the Common Securities, voting together as a single class, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Convertible Preferred Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debt Securities outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of the Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by QCOM or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, QCOM, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

     The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described above. See "Form, Denomination and Registration."

     Holders of the Convertible Preferred Securities have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by QCOM, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby, provided that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the Convertible Preferred Securities, shall not be permitted without the consent of each holder of Convertible Preferred Securities. In the event any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES

     In the Declaration, QCOM has agreed to pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Company Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Trust under the Declaration are for the benefit of, and shall be enforceable by, the Property Trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor"), whether or not such Creditor has received notice thereof. The Property Trustee and any such Creditor may enforce such obligations of the Trust directly against QCOM, and QCOM has irrevocably waived any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other person before proceeding against QCOM. QCOM also has agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of QCOM.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton announced his Fiscal 1998 Budget Proposal (the "Budget Proposal") which, among other things, would treat as equity and would eliminate interest deductions under United States federal income tax laws for debt instruments with a maximum term of more than 15 years that are not treated as indebtedness on the financial statements of the issuer. This provision of the Budget Proposal is proposed to be effective for debt instruments issued on or after the date of first Congressional committee action. While the Company believes that the Convertible Subordinated Debt Securities would not be affected by the Budget Proposal, there can be no assurances that this proposed legislation or other proposals would not be enacted in the future, and that such legislation would not have a retroactive effective date that would prevent QCOM from deducting interest on the Convertible Subordinated Debt Securities. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution."

     If the Budget Proposal or any similar legislation changed the tax treatment of the Convertible Subordinated Debt Securities and the Convertible Preferred Securities, the United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities would differ from those described herein. If legislation were enacted that would constitute a Tax Event, there could be a distribution of Convertible Subordinated Debt Securities to holders of the Convertible Preferred Securities or, in certain circumstances, at QCOM's option, redemption of the Convertible Subordinated Debt Securities by QCOM. There can be no assurances as to whether or in which form the Budget Proposal may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Subordinated Debt Securities. The discussion herein assumes that the Budget Proposal, if enacted, will not apply to the Convertible Subordinated Debt Securities and the Convertible Preferred Securities.

MERGERS, CONSOLIDATIONS OR AMALGAMATION

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below and as described in "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution." The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities or the other Company Trustees, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise, (ii) QCOM expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debt Securities, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, QCOM has received an opinion from nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for United States federal income tax purposes, and (viii) QCOM guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust and any holder of Trust Securities not to be treated as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities.

REGISTRATION RIGHTS

     In connection with the Original Offering, the Company and the Trust entered into a Registration Rights Agreement with the Initial Purchasers dated February 25, 1997 (the "Registration Rights Agreement") pursuant to which the Company and the Trust agreed, at the Company's expense, for the benefit of the holders of the Convertible Preferred Securities, the Guarantee, the Convertible Subordinated Debt Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Subordinated Debt Securities (together, the "Registrable Securities"), to (i) file with the Commission on or prior to the date 90 days after the Original Closing Date a shelf registration statement (the "Shelf Registration Statement") on such form as QCOM deems appropriate covering resales of the Registrable Securities, (ii) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 180 days after the Original Closing Date and (iii) use all reasonable efforts to keep effective the Shelf Registration Statement until three years after the latest date of original issuance of the Convertible Preferred Securities (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (such period, the "Effectiveness Period"). The Trust and QCOM will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events. The Trust and QCOM will provide to each registered holder copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Registrable Securities. A holder that sells Registrable Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser and will be bound by the provisions of the Registration Rights Agreement referred to below that are applicable to such holder (including certain indemnification provisions).

     In the Registration Rights Agreement, the Trust and QCOM agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, subject to certain customary limitations, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify the Trust and QCOM, any other holder and any underwriters participating in the offering of Registrable Securities against any liability with respect to information furnished by such holder in writing to the Trust and QCOM (including the information in a Selling Securityholder's Questionnaire) expressly for use in the Shelf Registration Statement.

     If (i) on or prior to the date 90 days after the Original Closing Date, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the date 180 days after the Original Closing Date such Shelf Registration Statement has not been declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Subordinated Debt Securities and, accordingly, additional distributions will accrue on the Convertible Preferred Securities, in each case from and including the date following the Registration Default until such date as such Registration Default is cured (i.e., the date the Shelf Registration Statement is filed or declared effective, as the case may be). Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

     This summary of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available to holders of Convertible Preferred Securities (i) for inspection at the offices of QCOM specified above or at the office of the Property Trustee in Wilmington, Delaware or (ii) upon request to QCOM.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from its obligation to exercise the rights and powers vested in it by the Declaration. The Property Trustee also serves as the Debt Trustee under the Indenture and as the Guarantee Trustee under the Guarantee.

CONVERSION AGENT; REGISTRAR AND TRANSFER AGENT

     Wilmington Trust Company shall act as Conversion Agent, Registrar and Transfer Agent for the Convertible Preferred Securities. In the event that the Convertible Preferred Securities do not remain in book-entry only form, the Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other governmental charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the internal law of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. QCOM is authorized and directed to conduct its affairs so that the Convertible Subordinated Debt Securities will be treated as indebtedness of QCOM for United States federal income tax purposes. In this connection, the Regular Trustees and QCOM are authorized to take any action, not inconsistent with applicable law, the Declaration or the Certificate of Incorporation of QCOM, that each of the Regular Trustees and QCOM determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Convertible Preferred Securities.

     Holders of the Convertible Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of the information concerning the Guarantee for the benefit of the holders from time to time of the Convertible Preferred Securities. Wilmington Trust Company is acting as the Guarantee Trustee. The terms of the Guarantee are those set forth therein. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee (a copy of which is available at the corporate trust office of the Guarantee Trustee in Wilmington, Delaware.) The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

     Pursuant to the Guarantee, QCOM irrevocably and unconditionally has agreed, to the extent set forth therein, to pay in full to the holders of the Convertible Preferred Securities the Guarantee Payments (as defined herein) without duplication of amounts theretofore paid by the Trust, to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Convertible Preferred Securities, to the extent not paid or made by the Trust (the "Guarantee Payments"), are subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent the Trust has funds available therefore, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Convertible Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Trust (other than in connection with the distribution of Convertible Subordinated Debt Securities to the holders of the Convertible Preferred Securities in exchange for Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust. QCOM's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by QCOM to the holders of Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is a full and unconditional guarantee of the Guarantee Payments with respect to the Convertible Preferred Securities from time of issuance of the Convertible Preferred Securities, but will not apply to the payment of distributions and other payments on the Convertible Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If QCOM does not make interest payments on the Convertible Subordinated Debt Securities held by the Property Trustee, the Trust will not make distributions on the Convertible Preferred Securities issued by the Trust and will not have funds available therefor. See "Risk Factors -- Rights under the Guarantee" and "Description of the Convertible Subordinated Debt Securities -- Certain Covenants."

     QCOM also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of an Indenture Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, QCOM has covenanted that, so long as the Convertible Preferred Securities remain outstanding, if there shall have occurred and is continuing any event that would constitute an event of default under the Guarantee or the Declaration, then (a) QCOM shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock,
(b) QCOM shall not make any payment or interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by QCOM which rank pari passu with or junior to the Convertible Subordinated Debt Securities and
(c) QCOM shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments of QCOM where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities is set forth under "Description of the Convertible Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of QCOM and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the Convertible Preferred Securities upon full payment of the Redemption Price of all Convertible Preferred Securities or upon distribution of the Convertible Subordinated Debt Securities to the holder of the Convertible Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must repay to the Trust or QCOM, or their successors, any sums paid to them under such Convertible Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of QCOM to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee any holder of Convertible Preferred Securities may institute a legal proceeding directly against QCOM to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Convertible Preferred Securities shall have the absolute and unconditional right to proceed directly against QCOM to obtain Guarantee Payments, without first determining if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. QCOM has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against QCOM.

STATUS OF THE GUARANTEE; SUBORDINATION

     The Company's obligations under the Guarantee to make the Guarantee Payments constitute an unsecured obligation of QCOM and rank (i) subordinate and junior in right of payment to all other liabilities of QCOM, including the Convertible Subordinated Debt Securities, except those liabilities of QCOM made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by QCOM, if any, and with any guarantee now or hereafter entered into by QCOM with respect to any preferred stock of any subsidiary or affiliate of QCOM, and (iii) senior to the Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of the Convertible Preferred Securities. Subject to the rights of holders of Convertible Preferred Securities to institute proceedings directly against QCOM to enforce their rights under the Guarantee, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the convertible Preferred Securities.

     QCOM's obligations under the Guarantee, taken together with its obligations under the Declaration, the Convertible Subordinated Debt Securities and the Indenture, in the aggregate provide a full and unconditional guarantee by QCOM of payments due on the Convertible Preferred Securities.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisos, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of any event of default under the Guarantee, from its obligation to exercise the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee is governed by, and construed in accordance with, the internal law of the State of New York.

          DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the terms of the Convertible Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated February 25, 1997 (the "Indenture"), between QCOM and Wilmington Trust Company, as Trustee (the "Debt Trustee"), copies of which are available for inspection at the corporate trust office of the Debt Trustee in Wilmington, Delaware. The terms of the Convertible Subordinated Debt Securities include those stated in the Indenture. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the termination of the Trust following the occurrence of a Special Event, Convertible Subordinated Debt Securities may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred
Securities -- Special Event Redemption or Distribution."

GENERAL

     The Convertible Subordinated Debt Securities have been issued as unsecured subordinated debt securities under the Indenture. The Convertible Subordinated Debt Securities are limited in aggregate principal amount to approximately $680 million, such amount being the sum of the aggregate stated liquidation amount of the Convertible Preferred Securities and the capital contributed by QCOM in exchange for the Common Securities.

     The Convertible Subordinated Debt Securities are not subject to any sinking fund provision. The entire principal amount of the Convertible Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including additional interest, if any, on February 24, 2012.

     If Convertible Subordinated Debt Securities are distributed to holders of the Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debt Securities will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debt Securities replace. Any Global Certificate will be replaced by one or more Global Securities (as defined under "Book-Entry and Settlement"). As described herein, under certain circumstances, Convertible Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event Convertible Subordinated Debt Securities are issued in certificated form, such Convertible subordinated Debt Securities issued as a Global Security will be made to the depositary for the convertible Subordinated Debt Securities. In the event Convertible Subordinated Debt Securities are issued in certificated form, such Convertible Subordinated Debt Securities will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Subordinated Debt Securities issued as a Global Security will be made to the Depositary for the Convertible Subordinated Debt Securities. In the event Convertible Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Subordinated Debt Securities will be registrable and Convertible Subordinated Debt Securities will be exchangeable for convertible Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in Wilmington, Delaware; provided, that payment of interest may be made at the option of QCOM by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford holders of the Convertible Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company or a decline in the credit quality of the Company resulting from a change of control transaction.

SUBORDINATION

     The Indenture provides that the Convertible Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of QCOM, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Subordinated Debt Securities may be made if
(a) any Senior Indebtedness of QCOM is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of QCOM to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Subordinated Debted Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Convertible Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to, any of the following, whether outstanding on the Original Offering Date or thereafter incurred or created: (a) all indebtedness of QCOM for money borrowed or evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of QCOM and indebtedness owed to subsidiaries and affiliates of QCOM); (b) all indebtedness of QCOM due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all obligations of QCOM due and owing with respect to reimbursement agreements under any surety bond, insurance policy, bankers' acceptance, security purchase facility, or similar agreement or arrangement; (d) all indebtedness or other obligations of QCOM due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; (e) all indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to QCOM; (f) all obligations of QCOM under leases required or permitted to be capitalized under generally accepted accounting principles; (g) all obligations of QCOM issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of QCOM, and all obligations of QCOM under any title retention agreement; (h) all obligations of QCOM under agreements or arrangements with respect to deferred compensation due its employees or employees of its subsidiaries and its obligations under employee benefit plans; (i) all indebtedness or obligations of others of the kinds described in any of the preceding clauses (a)-(h) that are (x) assumed by or guaranteed in any manner by QCOM, or in effect guaranteed (directly or indirectly) by QCOM through an agreement to purchase, contingent or otherwise, or in its capacity as a general partner of any entity, and all obligations of QCOM, under any such guarantee or other arrangements or (y) secured by a lien on any property or asset of QCOM (whether or not such obligation is assumed by QCOM); and (j) all renewals, extensions, refundings, deferrals, amendments, or modifications or indebtedness or obligations of the kinds described in any of the preceding clauses (a)-(i); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, the Convertible Subordinated Debt Securities; provided that Senior Indebtedness shall not included indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by QCOM. As of December 29, 1996, Senior Indebtedness of QCOM aggregated approximately $48 million (excluding accrued interest), and QCOM and its consolidated subsidiaries had indebtedness and other liabilities of approximately $489 million to which the Convertible Subordinated Debt Securities are effectively subordinated.

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Indenture Event of Default, (ii) QCOM shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, and such default shall be continuing or (iii) QCOM shall have given notice of its election to defer payments of interest on the Convertible Subordinated Debt Securities as provided in the Indenture and any Extension Period shall be continuing, then, in each case, (a) QCOM shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction of QCOM of its obligations under any employee benefit plans,
(B) as a result of a reclassification of capital stock of QCOM or the exchange or conversion of one class or series of QCOM's capital stock for another class or series of capital stock of QCOM or (C) the purchase of fractional interests in shares of QCOM's capital stock pursuant to the conversion or exchange provisions of such capital stock of QCOM or the security being converted or exchanged), (b) QCOM shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by QCOM which rank pari passu with or junior to the Convertible Subordinated Debt Securities and (c) QCOM shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing.

     Notwithstanding the foregoing restrictions, QCOM is permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock of QCOM, and interest, principal, redemption and guarantee payments on debt securities issued by QCOM ranking pari passu with or junior to Convertible Subordinated Debt Securities, where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such payment is being made.

     For as long as the Trust Securities remain outstanding, QCOM has covenanted
(i) to maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of QCOM under the Indenture may succeed to QCOM's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Convertible Subordinated Debt Securities as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts, consistent with the terms of the Declaration, to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities.

OPTIONAL REDEMPTION

     QCOM has the right to redeem the Convertible Subordinated Debt Securities, in whole or in part, from time to time, on or after March 4, 2000, upon not less than 20 nor more than 60 days notice to the holders thereof, at the following prices (expressed as percentages of the principal amount of the Subordinated Debt Securities) together with accrued and unpaid interest, including Additional Interest (as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 4:

                                   YEAR                             REDEMPTION PRICE
        ----------------------------------------------------------  ----------------
        2000......................................................         102%
        2001......................................................         101

and 100% if redeemed on or after March 4, 2002.

     QCOM also has the right to redeem the Convertible Subordinated Debt Securities at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of Convertible Preferred
Securities -- Special Event Redemption or Distribution" at 100% of the principal amount thereof together accrued and unpaid interest (including Additional Interest) to the redemption date.

     Notwithstanding the foregoing, if Convertible Subordinated Debt Securities are redeemed on any March 1, June 1, September 1 or December 1, accrued and unpaid interest with respect to the Convertible

Subordinated Debt Securities shall be payable to holders of record on the relevant record date, instead of the holders on the redemption date.

     So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Subordinated Debt Securities will be used to redeem Convertible Preferred Securities.

INTEREST

     Each Convertible Subordinated Debt Security shall bear interest at the rate of 5 3/4% per annum from February 25, 1997, payable quarterly in arrears on March 1, June 1, September 1 or December 1 of each year (each, an "Interest Payment Date,") commencing on June 1, 1997, to the person in whose name such Convertible Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Convertible Subordinated Debt Securities are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust and such Convertible Subordinated Debt Securities shall not thereafter continue to remain in book-entry only form, QCOM shall have the right to select record dates which shall be not less than fifteen days prior to each Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default shall have occurred and be continuing, QCOM has the right at any time, and from time to time, during the term of the Convertible Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period QCOM shall pay all interest then accrued and unpaid (including any Additional Interest and Liquidated Damages), together with interest thereon at the rate specified for the Convertible Subordinated Debt Securities to the extent permitted by applicable law; provided that, during any such Extension Period, (a) QCOM shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by QCOM of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of QCOM or the exchange or conversion of one class or series of QCOM's capital stock for another class or series of capital stock of QCOM or (C) the purchase of fractional interests in shares of QCOM's capital stock pursuant to the conversion or exchange provisions of such capital stock of QCOM or the security being converted or exchanged), (b) QCOM shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by QCOM which rank pari passu with or junior to the Convertible Subordinated Debt Securities and (c) QCOM shall not make any guarantee payments (other than pursuant to the Guarantee)with respect to the foregoing; provided, however, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest or principal or guarantee payments by QCOM where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made. Prior to the termination of any such Extension Period, QCOM may further defer payment of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, QCOM may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. QCOM has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Convertible Subordinated Debt Securities, QCOM shall give the Regular Trustees and the Property Trustees notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Convertible Preferred Securities are payable or (ii) the date the Trust is required to give notice of the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Regular Trustees shall give notice of QCOM's selection of such Extension Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Subordinated Debt Securities, QCOM shall give the holders of the Convertible Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the relevant Interest Payment Date or (ii) the date QCOM is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Subordinated Debt Securities or the record of the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

CONVERSION OF THE SUBORDINATED DEBT SECURITIES

     The Convertible Subordinated Debt Securities are convertible into Common Stock at the option of the holders of the Convertible Subordinated Debt Securities at any time beginning 60 days following the first date that any Convertible Preferred Securities are issued and prior to the close of business on February 24, 2012 (or, in the case of Convertible Subordinated Debt Securities called for redemption, the close of business on the Business Day prior to the redemption date) at the initial conversion rate of 0.6882 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $72.6563 per share of Common Stock) subject to the conversion price adjustments described under "Description of Convertible Preferred
Securities -- Conversion Rights." The Trust has agreed not to convert Convertible Subordinated Debt Securities held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Subordinated Debt Securities to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Subordinated Debt Securities to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Subordinated Debt Securities (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Subordinated Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy QCOM's obligation to pay the principal amount of the Convertible Subordinated Debt Securities so converted, and the accrued and unpaid interest thereon attributable, to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Subordinated Debt Securities are converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Subordinated Debt Securities shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Subordinated Debt Securities, as the case may be, despite such conversion.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by United States, or any other taxing authority, then, in any such case, QCOM will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments, or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Subordinated Debt Securities:

          (a) failure for 30 days to pay interest on the Convertible Subordinated Debt Securities, including any Additional Interest and Liquidated Damages in respect thereof, when due; provided, however, that a valid extension of the interest payment period by QCOM shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Convertible Subordinated Debt Securities when due whether at maturity, upon earlier redemption or otherwise; or

          (c) failure to issue and deliver shares of Common Stock upon an election by a holder of Convertible Subordinated Debt Securities to convert such Convertible Subordinated Debt Securities; or

          (d) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to QCOM from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Convertible Subordinated Debt Securities; or

          (e) certain events of bankruptcy, insolvency or reorganization of QCOM; or

          (f) the voluntary or involuntary termination, dissolution or winding-up of the Trust, except in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Convertible Preferred Securities in liquidation of the Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may rescind and annul such declaration and its consequences if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee. So long as the Property Trustee is the holder of the Convertible Subordinated Debt Securities, it will have the right to accelerate the maturity of the indebtedness thereunder and to exercise the other rights of the holder of the convertible Subordinated Debt Securities described above.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Convertible Subordinated Debt Securities, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest, including Additional Interest and Liquidated Damages (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee), or (ii) a default in the covenant of QCOM described under "Certain Covenants" above, or (iii) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Convertible Subordinated Debt Security affected thereby (see "Modification of the Indenture").

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debt Securities. See "Description of the Convertible Preferred Securities -- Declaration Events of Default" and "Voting Rights."

     In addition, if an Indenture Event of Default results from the failure of QCOM to pay principal of or interest on the Convertible Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Convertible Preferred Securities may immediately institute a legal proceeding directly against QCOM to obtain payment of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder. Also, if the Property Trustee fails to enforce its rights as holder of the Convertible Subordinated Debt Securities for 30 days after a request therefor by a holder of Convertible Preferred Securities, such holder may proceed to enforce such rights directly against QCOM to the fullest extent permitted by law.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Convertible Preferred Securities in connection with the voluntary or involuntary termination, dissolution or winding-up of the Trust as a result of the occurrence of a Special Event, the Convertible Subordinated Debt Securities will be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debt Securities replace. Any Convertible Preferred Securities evidenced by a Global Certificate will be replaced by Convertible Subordinated Debt Securities in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Convertible Subordinated Debt Securities represented by the Global Security will be exchangeable for Convertible Subordinated Debt Securities in certificated form and will be transferable, on terms and conditions generally the same as those applicable to the Convertible Preferred Securities prior to such distribution. See "Description of the Convertible Preferred Securities -- Form, Denomination and Registration." The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

THE DEPOSITARY

     If Convertible Subordinated Debt Securities are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interest in the Trust, DTC will act as securities depositary for the Convertible Subordinated Debt Securities. For a description of DTC and the specific terms of the depository arrangements in effect as of the date of this Prospectus, see "Description of the Convertible Preferred Securities -- Form, Denomination and Registration." The description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. QCOM may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as depositary.

     None of QCOM, the Trust, the Debt Trustee, any payment agent and any other agent of QCOM or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICE

     A Global Security shall be exchangeable for Convertible Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee if (i) the depositary notifies QCOM that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, or if at any time the depositary ceases to be a clearing agency registered or in good standing under the Exchange Act (or other applicable statute or regulation) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by QCOM within 90 days after QCOM receives such notice or becomes aware of such condition, (ii) QCOM in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Indenture Event of Default with respect to such Convertible Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

     In the event the Convertible Subordinated Debt Securities are not represented by one or more Global Securities, certificates evidencing Convertible Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debt Registrar (as defined in the Indenture) or at the office of any transfer agent designated by QCOM for such purpose with respect to the Convertible Subordinated Debt Securities, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. QCOM has appointed the Debt Trustee as Debt Registrar with respect to the Convertible Subordinated Debt Securities. QCOM may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except QCOM will be required to maintain a transfer agent at the place of payment. QCOM may at any time designate additional transfer agents with respect to the Convertible Subordinated Debt Securities.

     In the event of any redemption in part, QCOM shall not be required to (i) issue, exchange or register the transfer of Convertible Subordinated Debt Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the Convertible Subordinated Debt Securities and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Convertible Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Subordinated Debt Securities being redeemed in part.

CONVERSION AND PAYING AGENTS

     Wilmington Trust Company is acting as Conversion Agent for the Convertible Subordinated Debt Securities. Payment of principal of and premium, if any, on the Convertible Subordinated Debt Securities will be made only against surrender to the Paying Agent (as defined in the Indenture) of the Convertible Subordinated Debt Securities. Principal of and premium, if any, and interest on Convertible Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as QCOM may designate from time to time, except that at the option of QCOM payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Register with respect to the Convertible Subordinated Debt Securities. Payment of interest on the Convertible Subordinated Debt Securities on any Interest Payment Date will be made to the person in whose name the Convertible Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment.

     QCOM initially is acting as Paying Agent with respect to the Convertible Subordinated Debt Securities except that, if the Convertible Subordinated Debt Securities are distributed to the holders of the Convertible Preferred Securities in liquidation of such holders' interests in the Trust, the Debt Trustee will act as the Paying Agent. QCOM at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that QCOM will be required to maintain a Paying Agent at the place of payment.

     All monies paid by QCOM to a Paying Agent for the payment of the principal of, premium, if any, or interest, if any, on the Convertible Subordinated Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to QCOM, and the holder of such Convertible Subordinated Debt Securities will thereafter look only to QCOM for payment thereof.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting QCOM and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Subordinated Debt Securities, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Convertible Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debt Security affected thereby, (i) change the stated maturity of the Convertible Subordinated Debt Securities, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including any Additional Interest or Liquidated Damages) thereon, or reduce any premium payable upon the redemption thereof, adversely affect the right to convert any Convertible Subordinated Debt Security, decrease the conversion rate or increase the conversion price of any Convertible Subordinated Debt Security, or change the subordination provisions of the Indenture in a manner that adversely affects the rights of any holders of Convertible Subordinated Debt Securities or (ii) reduce the percentage of Convertible Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture or to waive defaults, without the consent of the holders of each Convertible Subordinated Debt Security then outstanding and affected thereby.

     In addition, QCOM and the Debt Trustee may execute, without the consent of holders of the Convertible Subordinated Debt Securities, any supplemental indenture for certain other usual purposes.

SUCCESSOR CORPORATION

     QCOM may not consolidate with or merge into, or transfer its properties and assets substantially or as an entirety to, another corporation, and another corporation may not consolidate with or merge into, or transfer its properties and assets substantially or as an entity to QCOM, unless (i) in the case QCOM consolidates with or merges into another corporation or transfers its properties and assets substantially or as an entirety to another corporation, the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of QCOM under the Convertible Subordinated Debt Securities and the Indenture,
(ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing, and (iii) such transition is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee. Except for the conversion price adjustments described under "Description of Convertible Preferred Securities -- Conversion Rights," the Indenture does not otherwise contain any covenant which restricts the ability of QCOM to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

GOVERNING LAW

     The Indenture and the Convertible Subordinated Debt Securities are governed by, and construed in accordance with, the internal law of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Debt Trustee, upon the occurrence of an Indenture Event of Default, from its obligation to exercise the rights and powers vested in it by the Indenture. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as Property Trustee under the Declaration and as the Guarantee Trustee under the Guarantee.

MISCELLANEOUS

     QCOM has the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of QCOM; provided, that in the event of any such assignment, QCOM will remain liable for all of the obligations of such subsidiary. Subject to the foregoing, the Indenture is binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

     The Indenture provides that QCOM will pay all costs, expenses, debts and obligations of the Trust other than with respect to the Trust Securities.

            EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the exclusive purposes of the Trust are to
(i) issue the Trust Securities, (ii) invest the proceeds thereof in the Convertible Subordinated Debt Securities and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Convertible Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because
(i) the aggregate principal amount of the Convertible Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Convertible Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) QCOM shall pay for all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) the Declaration provides that Regular Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by QCOM as and to the extent set forth under "Description of the Guarantee." If QCOM does not make interest payments on the Convertible Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that QCOM has made a payment of interest or principal on the Convertible Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with QCOM's obligations under the Convertible Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

     If QCOM fails to make interest or other payments on the Convertible Subordinated Debt Securities when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities -- Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Subordinated Debt Securities, including proceeding directly against QCOM to enforce the Convertible Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Indenture or the Convertible Subordinated Debt Securities, a holder of Convertible Preferred Securities may, to the extent permitted by law, institute a legal proceeding directly against QCOM to enforce the Property Trustee's rights under the Indenture and the Convertible Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. In addition, during the continuance of a Declaration Event of Default that results from the failure of QCOM to pay principal of or interest on the Convertible Subordinated Debt Securities when due, a holder may proceed directly against QCOM, without first waiting to determine if the Property Trustee has enforced its rights under the Declaration, to obtain payment of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder.

     If QCOM fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of convertible Preferred Securities may institute a legal proceeding directly against QCOM to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Convertible Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against QCOM to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                          DESCRIPTION OF CAPITAL STOCK

     As of April 25, 1997, the authorized capital stock of QCOM consisted of 150,000,000 shares of Common Stock, $0.0001 par value ("Common Stock"), and 8,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock"), of which 1,500,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A").

COMMON STOCK

     As of April 25, 1997, there were 67,536,528 shares of Common Stock outstanding held of record by 2,233 stockholders. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of QCOM, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock issuable upon conversion of the Convertible Preferred Securities, when and if issued, will be, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue up to 8,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

RIGHTS; JUNIOR PREFERRED STOCK

     QCOM has adopted a stockholder rights plan as set forth in a Rights Agreement dated as of September 26, 1995, between QCOM and First Interstate Bank of California, as rights agent (the "Rights Agreement"). The following is a summary of the Rights Agreement.

     Rights. Each right (a "Right" and, collectively, the "Rights") entitles the registered holder to purchase from QCOM one one-hundredth of a share of Series A at a price of $250.00 per one one-hundredth of a share of Series A (the "Purchase Price"), subject to adjustment. Each one one-hundredth of a share of Series A has designations and the powers, preferences and rights, and the qualifications, limitations and restrictions which makes its value approximately equal to the value of one share of Common Stock. The description and terms of the Rights are set forth in the Rights Agreement.

     The Rights are evidenced by the stock certificates representing the Common Stock then outstanding, and no separate Right Certificates (as defined herein) have been distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person, entity or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of QCOM prior to such time as any person, entity or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person, entity or group of 15% or more of such outstanding

Common Stock (the earlier of such dated being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding, by such Common Stock certificate.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 25, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Series A or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A,
(ii) upon the grant to holders of the Series A of certain rights or warrants to subscribe for or purchase shares of Series A at a price, or securities convertible into shares of Series A with a conversion price, less than the then current market price of the Series A shares or (iii) upon the distribution to holders of the shares of Series A of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for shares of Series A is at all times subject to the availability of a sufficient number of authorized but unissued shares of Series A.

     The number of outstanding Rights and the number of one one-hundredths of a share of Series A issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidation or combinations of the Common Stock occurring, in any case, prior to the Distribution Date.

     Series A shares purchasable upon exercise of the Rights will not be redeemable. Each share of Series A will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Stock. In the event of liquidation, the holders of Series A will be entitled to a minimum preferential liquidation payment of $100 but will be entitled to an aggregate payment of 100 times the payment made per Common Stock. Each share of Series A will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Series A will be entitled to receive 100 times the amount of consideration received per share of Common Stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend and liquidation rights of the Series A, the value of one one-hundredth of a share of Series A should approximate the value of one share of Common Stock.

     In the event that any person, entity or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Stock, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person, entity or group of affiliated or associated persons of beneficial ownership of 15% or more of the Company's outstanding Common Stock and prior to the acquisition by such person, entity or group of 50% or more of QCOM's outstanding Common Stock, the Board of Directors of QCOM may exchange the Rights (other than Rights owned by such person, entity or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Series A, per Right (or, if the number of shares is not and cannot be authorized, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a share of Series A issuable upon the exercise of one Right, which may, at the option of QCOM, be evidenced by depository receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A on the last trading day prior to the date of exercise

     At any time prior to the earliest of (i) the close of business on the day of the first public announcement that a person, entity or group has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of QCOM may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights will be nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of QCOM without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to any percentage which is (i) greater than the largest percentage of the outstanding Common Stock then known to QCOM to be beneficially owned by any person, entity or group (other than QCOM, any subsidiary of QCOM, any employee benefit plan of QCOM or any subsidiary, or any person, entity or group holding Common Shares pursuant to the terms of any such plan) and (ii) not less than 10%, except that from and after such time as any person, entity or group becomes an Acquiring Person no such amendment may adversely affect the interest of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person, entity or group that attempts to acquire the Company on terms not approved by QCOM's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by QCOM at $.01 per Right prior to the earliest of (i) the date that a person, entity or group has acquired beneficial ownership of 15% or more of the Common Stock (unless extended for one or more 10 day periods by the Board of Directors), (ii) a Change in Control or (iii) the final expiration date of the rights.

     Series A Junior Participating Preferred Stock. In connection with the Rights Agreement, 1,500,000 shares of Series A are authorized and reserved for issuance by the Board. No shares of Series A are currently outstanding. The material terms of the Series A are summarized herein; however, such summary is subject to the terms of QCOM's Certificate of Incorporation and the Certificate of Designation relating to the Series A.

     Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the Series A, a holder of Series A will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the Board at a quarterly rate per share of Series A equal to the greater of (a) $1.00 or (b) 100 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 100 times (subject to adjustment upon certain dilutive events) the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than dividends payable in Common Stock or a sub-division the outstanding share of Common Stock) declared on Common Stock, since the immediately preceding quarterly dividend payment date for the Series A (or since the date of issuance of the Series A if not such dividend payment date has occurred).

     A holder of Series A is entitled to 100 votes (subject to adjustment upon certain dilutive events) per share of Series A on all matters submitted to a vote of QCOM stockholders. Such holders will vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of QCOM stockholders.

     In the event of a merger or consolidation of QCOM which results in Common Stock being exchanged or changed for other stock, securities, cash and or other property, the shares of Series A shall similarly be exchanged or changed in an amount per share equal to 100 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which each share of Common Stock has been exchanged or changed.

     In the event of liquidation, dissolution or winding up of the Company, a holder of Series A will be entitled to receive $100 per share, plus accrued and unpaid dividends and distributions thereon, before any distribution may be made to holders of shares of stock of QCOM ranking junior to the Series A, and the holders of Series A are entitled to receive an aggregate amount per share equal to 100 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of Common Stock.

     The Series A is not subject to redemption. The terms of the Series A provide that the Company is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of QCOM ranking junior to or on a parity with the Series A in the event that payments of dividends or other distributions payable on the Series A are in arrears.

WARRANTS

     In November 1991, the Company issued to PacTel Corporation warrants to purchase an aggregate of 782,000 shares of Common Stock at a price of $5.50 per share exercisable for a period of 7 years. As of April 17, 1997, none of these warrants had been exercised.

TRANSFER AGENT AND REGISTRAR

     Harris Trust Company of California has been appointed as the transfer agent and registrar for the Common Stock.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation form engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     QCOM's Certificate of Incorporation contains a provision (the "Fair Price Provision") that requires the approval of the holders of at least 66 2/3% of QCOM voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 15% or more of QCOM's voting stock (an "Interested Stockholder"), except in cases where the Continuing Directors (as hereinafter defined) approve the transaction or certain minimum price criteria and other procedural requirements are met. A "Continuing Director" is a director originally elected upon incorporation of QCOM or a director who is not an Interested Stockholder or affiliated with an Interested Stockholder or whose nomination or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of Common Stock must receive a value equal to the highest price paid by the Interested Stockholder for Common Stock during the prior two years, and that such payment be made in cash or in the type of consideration paid by the Interested Stockholder for the greatest portion of its shares. QCOM's Board of Directors believes that the Fair Price Provision will help assure that all of QCOM's stockholders will be treated similarly if certain kinds of business combinations are effected. However, the Fair Price Provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors and that could be beneficial to stockholders.

     QCOM's Certificate of Incorporation also requires that any action required or permitted to be taken by stockholders of QCOM must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, special meetings of stockholders of QCOM may be called only by the Board of Directors, the Chairman of the Board or the President of QCOM or by any person or persons holding shares representing at least 10% of the outstanding Common Stock. The Certificate of Incorporation also provides for a classified Board of Directors consisting of three classes of directors. In addition, the Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the principal United States federal income tax consequences to a holder of Convertible Preferred Securities (a "Holder") of the purchase, ownership and disposition of the Convertible Preferred Securities. Unless otherwise stated, this summary deals only with the tax considerations applicable to purchasers of the Convertible Preferred Securities that hold the Convertible Preferred Securities as capital assets. This summary is based on the United States federal income tax laws, regulations, United States Treasury Regulations ("Treasury Regulations") and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a Holder.

CLASSIFICATION OF THE CONVERTIBLE SUBORDINATED DEBT SECURITIES

     The Company intends to take the position that the Convertible Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Convertible Preferred Security, each Holder covenants to treat the Convertible Subordinated Debt Securities as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the convertible Subordinated Debt Securities. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service. The remainder of this discussion assumes that the Convertible Subordinated Debt Securities will be classified for United States income tax purposes as indebtedness of the Company.

CLASSIFICATION OF QUALCOMM FINANCIAL TRUST I

     In connection with the issuance of the Convertible Preferred Securities, Cooley Godward LLP, special counsel to the Trust, has rendered its opinion that, under current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a "grantor trust" for United States federal income tax purposes and not as a partnership or an association taxable as a corporation. Each Holder will be treated for United States federal income tax purposes as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities. Accordingly, each Holder will be required to include in its gross income the OID accrued with respect to its allocable share of Convertible Subordinated Debt Securities. Investors should be aware that the opinion of Cooley Godward LLP does not address any other tax issue and is not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

     Because QCOM has the option, under the terms of the Convertible Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Convertible Subordinated Debt Securities will be treated as issued with OID equal to the total amount of the stated interest payments on the Convertible Subordinated Debt Securities. Holders must include the OID attributable to the Convertible Subordinated Debt Securities in income on an economic accrual basis, regardless of their method of tax accounting. The amount of OID that accrues in any month will approximately equal the amount of interest that accrues in that month at the stated interest rate. In the event that the interest payment period is extended, Holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Corporate Holders will not be entitled to a dividends-received deduction with respect to any income earned with respect to the Convertible Preferred Securities.

     To the extent a subsequent Holder acquires its Convertible Preferred Securities at a price that is greater or less than the adjusted issue price of such Holder's share of the Convertible Subordinated Debt Securities (which generally should approximate par plus accrued but unpaid interest), the Holder will be deemed to have acquired its interest in the Convertible Preferred Securities with acquisition premium or with market discount, as the case may be. Such Holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities. A Holder acquiring Convertible Preferred Securities with acquisition premium will be permitted to reduce the amount of OID required to be included in income to reflect such premium. A Holder acquiring Convertible Preferred Securities at a market discount will include the amount of such discount in income in accordance with the market discount rules described below.

     A Holder acquiring Convertible Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Convertible Subordinated Debt Securities or, to the extent of any gain, upon the disposition of the Convertible Preferred Securities. Such market discount would accrue ratably, or, at the election of the Holder, under a constant yield method, over the remaining term of the Convertible Subordinated Debt Securities. A Holder also will be required, in the absence of the election described in the next sentence, to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Convertible Preferred Securities acquired with market discount. In lieu of the foregoing, a Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in the taxable year of the election or thereafter, in which case the interest deduction deferral rule will not apply.

     A Holder may elect in lieu of applying the market discount or premium rules described above, to account for all income under the Convertible Preferred Securities as if it were OID.

LIQUIDATED DAMAGES

     QCOM intends to take the position that the Liquidated Damages described above under "Description of the Preferred Securities -- Registration Rights" will be taxable to a holder as ordinary income in accordance with the holder's usual method of income tax accounting. The IRS may take a different position, however, which could affect both the timing of the holder's income and the time and amount of QCOM's deduction with respect to the Liquidated Damages.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution" and "Redemption of Convertible Preferred Stock -- Distribution of Convertible Subordinated Debt Securities," Convertible Subordinated Debt Securities may be distributed to Holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder, and each Holder would receive an aggregate tax basis in the Convertible Subordinated Debt Securities equal to such Holder's aggregate tax basis in the Convertible Preferred Securities. A Holder's holding period in the Convertible Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such Holder. If, however, the exchange is caused by a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely be a taxable event to Holders; the distribution may also be taxable to the Trust which could reduce the amount of the distributions to the Holders.

     Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution," upon the occurrence of a Tax Event, Holders may receive cash in redemption of their Convertible Preferred Securities. Such a redemption would be taxable disposition of the redeemed Convertible Preferred Securities, and a Holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "-- Sale of Convertible Preferred Securities."

SALE OF CONVERTIBLE PREFERRED SECURITIES

     A Holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Convertible Preferred Securities and the amount realized on the sale. A Holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID (and accrued market discount, if any) previously includable in such Holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities. Subject to the market discount rules described above, any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

     The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debt Securities. A Holder disposing of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its Convertible Preferred Securities. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES TO COMMON STOCK

     Except possibly to the extent attributable to accrued and unpaid interest on the Convertible Subordinated Debt Securities, a Holder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Subordinated Debt Securities into Common Stock. A Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less such Holder's tax basis in such fractional share. Such a Holder's tax basis in the Common Stock received upon conversion generally should be equal to such Holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such Holder's holding period in the Common Stock received upon conversion generally should begin on the date such Holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the United States Internal Revenue Code of 1986, as amended (the "Code"), would treat Holders as having received a constructive distribution from QCOM in the event the conversion ratio of the Convertible Subordinated Debt Securities were adjusted, or were not adjusted, if (i) as a result of such adjustment, or lack thereof, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Subordinated Debt Securities are Convertible or exchangeable) of the Holders in the assets or earnings and profits of the company were increased and (ii) the adjustment, or failure to adjust, was not pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the Holders may result in deemed dividend income to Holders to the extent of the current or accumulated earnings and profits of the Company. Holders would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto. Corporate Holders may, however, be eligible for a dividend-received deduction with respect to such amounts.

PROPOSED TAX LEGISLATION

     Please refer to discussion above under the heading "Description of the Convertible Preferred Securities -- Proposed Tax Legislation."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any Holder that is either (a) not treated as a resident of the United States for purposes of Section 7701(b) of the Code or the terms of any applicable tax treaty, or (b) not a "U.S. person." A U.S. person means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and any other person included within the definition of United States person under the Code and the regulations thereunder.

     As discussed above, QCOM intends to take the position that the Convertible Preferred Securities will be classified for United States federal income tax purposes as indebtedness of QCOM under current law; no assurance can be given, however, that such position of QCOM will not be challenged by the Internal Revenue Service. See "-- Classification of the Convertible Subordinated Debt Securities."

     As discussed above, the Convertible Preferred Securities will be treated as evidence of an indirect beneficial ownership interest in the Convertible Subordinated Debt Securities. See "-- Classification of the Convertible Subordinated Debt Securities." Thus, assuming the Convertible Subordinated Debt Securities are classified for United States federal income tax purposes as indebtedness of the Company, distributions of interest on the Convertible Subordinated Debt Securities by the Trust or any of its paying agents to the Holders will be treated as payments of interest, and such payments to a United States Alien Holder will not be subject to United States withholding tax, provided that (1) the beneficial owner of the Convertible Preferred Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Beneficial Owner is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code, and (3) either (i) the Beneficial Owner certifies, under penalties of perjury, to the Trust or its agent that it is not a U.S. person and provides its name and address or (ii) any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), holding the Convertible Preferred Securities in such capacity on behalf of the Beneficial Owner, certifies, under penalties of perjury, to the Trust or its agent that such statement has been received from the Beneficial Owner by it (or another financial institution), and furnishes the Trust or its agent with a copy thereof. The certification may be made on IRS Form W-8, and a United States Alien Holder must inform the Trust or its agent or any change in information on the form within 30 days of the change. Note that, in April 1996, the United States Internal Revenue Service issued proposed Treasury Regulations that, if finalized in their current form, would change the withholding and portfolio interest rules set forth in this section, possibly on a retroactive basis.

     A United States Alien Holder generally will not be subject to United States withholding tax or United States federal income tax on any gain recognized upon the sale or other disposition of Convertible Preferred Securities or upon receipt of cash in lieu of a fractional share of Common Stock upon the conversion of Convertible Subordinated Debt Securities into Common Stock, unless: (i) the gain is effectively connected with a United States trade or business or, depending on the terms of any applicable tax treaty, is attributable to a permanent establishment maintained by the United States Alien Holder within the United States; (ii) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition; (iii) the gain is attributable to an office or other fixed place of business maintained in the United States by a United States Alien Holder that is an individual, or the gain is otherwise considered U.S. source income for United States federal income tax purposes;
(iv) the United States Alien Holder is subject to tax pursuant to the provisions of the United States federal tax law applicable to certain United States expatriates; or (v) the Company is or becomes a United States real property holding corporation ("USRPHC") within the meaning of Section 897(c) of the Code and certain other requirements are met, as described below. The Company believes that it is not a USRPHC and does not expect to become such a corporation.

     United States federal withholding tax at a rate of 30% (or such lower rate as may be provided by an applicable tax treaty, if any) may apply to the following payments received by a United States Alien Holder (i) a deemed dividend as a result of an adjustment of, or failure to adjust, the conversion ratio of the Convertible Subordinated Debt Securities, as described under "-- Adjustment of Conversion Price," and (ii) certain payments made by the Trust or any of its paying agents, if the Convertible Subordinated Debt Securities were not classified for United States federal income tax purposes as indebtedness of the Company. Under recently proposed Treasury Regulations (generally effective, if adopted, for payments made after December 31, 1997), a claim for a reduced rate of withholding based upon an income tax treaty would require certification on IRS Form W-8 (or an acceptable substitute) of certain information regarding the beneficial owner of the dividends, including its non-U.S. status and residence in the relevant treaty country.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the OID that accrued during the year with respect to the Convertible Subordinated Debt Securities and any gross proceeds received by the Trust from the retirement or redemption of the Convertible Subordinated Debt Securities, annually to the Holders of record of the Convertible Preferred Securities and to the Internal Revenue Service. The Trust currently intends to deliver such reports to Holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Convertible Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds for the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% if the Holder fails to comply with certain identification requirements. Any withheld amounts will be allowed as a credit against the Holder's United States federal income tax, provided that required information is furnished to the Internal Revenue Service.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                SELLING HOLDERS

     The Preferred Convertible Securities were originally issued and sold by the Trust to Lehman Brothers, Bear, Stearns & Co. Inc., Alex. Brown & Sons Incorporated, Goldman, Sachs & Co. and Merrill Lynch & Co. (the "Initial Purchasers"), and simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act, in the United States to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act, in the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities
Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities and shares of Common Stock issued upon conversion thereof. The term "Selling Holder" includes the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders of the Convertible Preferred Securities and the respective number of Convertible Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders and the Property Trustee.

                                                                    NUMBER OF CONVERTIBLE
                              SELLING HOLDER                        PREFERRED SECURITIES
        ----------------------------------------------------------  ---------------------
        [Information to be provided by Amendment]

     [Except as set forth above,] none of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders, and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Rights Agreement, the Company shall bear all reasonable fees and expenses customarily borne by issuers in a non-underwritten secondary offering by selling security holders or in an underwritten offering, as the case may be, incurred in connection with the performance of its obligations under the Registration Rights Agreement; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

     The validity of the Convertible Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Convertible Subordinated Debt Securities and the Guarantee will be passed upon on behalf of the Company by Reed Smith Shaw & McClay, New York, New York. The validity of the Common Stock issuable upon conversion of the Convertible Preferred Securities, and certain matters relating thereto, will be passed upon on behalf of the Company by Cooley Godward, LLP, San Diego, California.

                               GLOSSARY OF TERMS

CDMA DIGITAL TECHNOLOGY

     "ASICs" -- Application Specific Integrated Circuits.

     "Analog" -- The representation of information as a continuously varying signal.

     "Base Station" -- A fixed site with network equipment that is used for communicating with mobile stations; may also refer to a cell, a sector within a cell, an MTSO, or other part of a cellular system.

     "CDMA" -- Code Division Multiple Access is QUALCOMM's proprietary application of a digital wireless transmission technology for use in cellular telephone communications, personal communications services, and other wireless communications systems. CDMA is a spread spectrum technology in which calls are assigned a code to encode analog voices signals that have been converted by a vocoder into digital bit streams. The coded signals are then transmitted over the air on a spread spectrum of 1.25 MHz to a cell site, where they are processed by a channel unit or a modem.

     "Cellular System" -- A wireless phone system based on a grid of "cells." Each cell contains transmitters, receivers, antennas, switching gear and control equipment located at a base station.

     "Channel" -- A single path for transmitting electric signals.

     "CTIA" -- The Cellular Telecommunications Industry Association is an industry group in North America comprised primarily of cellular telephone service companies.

     "Digital" -- The representation of information as discrete values, for example, a stream of digits in the form of 1's and 0's. Modern electronic equipment uses digital rather than analog techniques so that computer technology may be employed.

     "Error Correction" -- a technique used to encode data before transmission in order to permit recovery of the original data in the event transmission errors.

     "Frequency" -- The number of identical cycles per second, measured in hertz, of a periodic oscillation or wave in radio propagation.

     "GSM" -- Global System for Mobile Communications is the European version of TDMA technology.

     "Hand-off" -- the act of transferring communication with a mobile station from one base station to another. A hard hand-off temporarily disconnects a call from the current cell before connecting it to the new cell before terminating communications with the old cell.

     "Infrastructure Equipment" -- The fixed infrastructure equipment in a base system that receives, transmits, and processes signals from and to subscriber equipment and/or between the wireless system and the public switched telephone network.

     "MTSO" -- A Mobile Telephone Switching Office is the switch for a cellular system and handles call processing and database query, supports maintenance activity, monitors mobile telephone signal strength, and automatically switches, or "hands-off," calls in progress as a mobile telephone moves from cell to cell within the designated service area.

     "PBX"--A Private Branch Exchange is a telephone system designed for use in buildings. QUALCOMM's CDMA technology is being tested as a wireless PBX for in-building applications.

     "PCS"-- Personal Communications Services is a digital wireless communications system using cellular wireless technologies operating at frequencies ranging from 1800 MHz to 2000 MHz.

     "Service Provider" -- A company that provides cellular phone services to end users.

     "Spectrum" -- The range of electromagnetic radio frequencies.

     "Subscriber Equipment" -- Mobile or portable wireless telephone handsets.

     "TDMA" -- Time Division Multiple Access is a digital wireless transmission technology which converts analog voice signals into digital data and in U.S. IS-54 assigns the data to two of six time slots on each frame on a 30 KHz frequency channel.

     "TIA" -- The Telephone Industry Association is an industry group in North America comprised primarily of telephone equipment manufacturers.

     "Vocoder" -- A speech compression device which encodes voice signals to reduce the transmission capacity of a voice transmission.

     "Wireless Local Loop or WLL" -- A system that eliminates need for a wire
(loop) connecting the public switched network, which is used in the conventional wired telephone systems, by transmitting voice messages over radio waves for the "last mile" connection between the location of the fixed telephone and a radio connected by a cable to the public switched network.

OMNITRACS

     "NMF" -- The Network Management Facility is the operations center of the OmniTRACS system which controls the transmission and formatting of messages to and from customers, fleet vehicles, and dispatch centers.

     "QASPR" -- The QUALCOMM Automatic Satellite Position Reporting System is a proprietary method used to determine and report the position of OmniTRACS units in the U.S. and Europe.

OTHER COMMUNICATIONS SYSTEMS

     "LEO" -- Low Earth Orbit satellite systems have been proposed for worldwide telecommunications services. QUALCOMM and Loral Corporation have formed a joint venture called GLOBALSTAR to design, develop, deploy and operate a low earth orbit, global satellite communications system based on CDMA digital wireless technology.

     "VLSI" -- Very Large Scale Integrated circuits are used by communications system developers throughout the world in many different applications. The Company's VLSI products include Viterbi and trellis decoders, speech coders, direct digital synthesizers, phase locked loop and voltage-controlled oscillators.

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS, OR ANY SALE MADE PURSUANT TO THIS OFFERING, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Special Note Regarding Forward-Looking
  Statements...........................   4
Available Information..................   4
Documents Incorporated by Reference....   5
Risk Factors...........................   6
The Company............................  19
The Trust..............................  22
Use of Proceeds........................  23
Accounting Treatment...................  23
Ratio of Earnings to Fixed Changes.....  23
Description of the Convertible
  Preferred Securities.................  23
Description of the Guarantee...........  44
Description of the Convertible
  Subordinated Debt Securities.........  47
Debt Securities and the Guarantee......  56
Description of Capital Stock...........  57
Certain United States Federal Income
  Tax Consequences.....................  61
Selling Holders........................  66
Plan of Distribution...................  66
Experts................................  67
Legal Opinions.........................  67
Glossary of Terms......................  68

======================================================
======================================================

                             13,200,000 CONVERTIBLE
                              PREFERRED SECURITIES

                                    QUALCOMM
                               FINANCIAL TRUST I

                            5 3/4% TRUST CONVERTIBLE
                              PREFERRED SECURITIES

                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                              AND CONVERTIBLE INTO
                              THE COMMON STOCK OF

                                [QUALCOMM LOGO]

                                    $50 PER
                               TRUST CONVERTIBLE
                               PREFERRED SECURITY
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------
                                 APRIL   , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of expenses in connection with the issuance and distribution of the securities registered hereby. All the amounts shown are estimates except for the registration fee.

        SEC registration fee..............................................  $188,000
        NASDAQ NMS fee....................................................     *
        Blue sky fees and expenses........................................     *
        Printing and engraving expenses...................................     *
        Legal fees and expenses...........................................     *
        Accounting fees and expenses......................................     *
        Miscellaneous.....................................................     *
                                                                             -------
                  Total...................................................  $  *
                                                                             =======

---------------
* To be filed by Amendment.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

INDEMNIFICATION BY THE COMPANY OF ITS DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against and undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms.

     The Company maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, including certain violations of securities laws, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay or for which the Company is required to indemnify the officers or directors. The policies have limits of up to $25,000,000 in the aggregate, subject to retentions of up to $350,000 in the aggregate. The Company believes that its Certificate of Incorporation and Bylaw provisions, indemnification agreements and insurance policies are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

INDEMNIFICATION OF TRUSTEES AND OFFICERS OF THE TRUST

     The Amended and Restated Declaration of the Trust ("Declaration of the Trust") provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, stockholders, members, partners, employees, representatives or agents of any Regular Trustee, or any officer, employees, representatives or agents of the Trust or its Affiliates, or any officer, employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, stockholder, partner, member, representative, employee of agent of the Trust or its affiliates or any holder of Convertible Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person by the Declaration or by law, shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that, to the fullest extent permitted by law, QCOM shall indemnify and hold harmless the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee from and against any loss, liability or expense (including reasonable legal fees and expenses) incurred without gross negligence (in the case, of the Property Trustee, negligence) or bad faith on its part, arising out of or in connection with the acceptance or administration or the Trust under the Declaration.

     The Declaration of the Trust further provides that, to the full extent permitted by applicable law, QCOM, shall indemnify any Indemnified Person against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him in connection with any party if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

     The Declaration of the Trust further provides that QCOM shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is or is threatened to be made a party to any action or suit by or in the rights of the Trust to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Person against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such Indemnified Person shall have been adjudged to be liable to the Trust (with certain exceptions).

     The directors and officers of QCOM and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they may not be indemnified by QCOM or the Trust.

     The Selling Holders have been indemnified by QCOM and the Trust, jointly severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. QCOM and the Trust have been indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16. EXHIBITS

          4.1    Certificate of Trust of QUALCOMM Financial Trust I, filed with the Delaware
                 Secretary of State on February 7, 1997.
          4.2    Declaration of Trust of QUALCOMM Financial Trust I, dated as of February 7,
                 1997, among QUALCOMM Incorporated, as Sponsor, Wilmington Trust Company, as
                 Delaware Trustee and Property Trustee, and Irwin Mark Jacobs, Harvey P.
                 White, and Anthony Thornley, as Regular Trustees.
          4.3    Amended and Restated Declaration of Trust of QUALCOMM Financial Trust I,
                 dated as of February 25, 1997, among QUALCOMM Incorporated, as Sponsor,
                 Wilmington Trust Company, as Delaware Trustee and Property Trustee, and
                 Irwin Mark Jacobs, Harvey P. White, and Anthony Thornley, as Regular
                 Trustees.
          4.4    Indenture for the 5 3/4% Convertible Subordinated Debt Securities, dated as of February 25, 1997, among QUALCOMM Incorporated and Wilmington Trust
                 Company, as Indenture Trustee.
          4.5    Form of 5 3/4% Convertible Preferred Securities (Included in Annex 1 to
                 Exhibit 4.3 above).
          4.6    Form of 5 3/4% Convertible Subordinated Debt Securities (Included in Annex 1
                 to Exhibit 4.3 above).
          4.7    Preferred Securities Guarantee Agreement, dated as of February 25, 1997, between QUALCOMM Incorporated, as Guarantor, and Wilmington Trust Company,
                 as Guarantee Trustee.
          5.1    Opinion of Cooley Godward LLP, as to the validity of the Common Stock of
                 QUALCOMM Incorporated issuable upon conversion of the Convertible Preferred
                 Securities being registered hereby.
          5.2    Opinion of Reed Smith Shaw & McClay, as to the validity of the Convertible
                 Subordinated Debt Securities and Convertible Preferred Securities Guarantee
                 of the Company being registered hereby.
          5.3    Opinion of Richards, Layton & Finger, as to the validity of the Convertible
                 Preferred Securities of QUALCOMM Financial Trust I being registered hereby.
          8.1    Opinion of Cooley Godward LLP, special United States tax counsel to QUALCOMM
                 Incorporated and QUALCOMM Financial Trust I, as to certain tax matters.
         10.1    Registration Rights Agreement, dated February 25, 1997, between QUALCOMM
                 Financial Trust I and Lehman Brothers, Bear Stearns & Co., Inc., Alex. Brown
                 & Sons Incorporated, Goldman, Sachs & Co. and Merrill Lynch & Co., as
                 Initial Purchasers
         12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges of QUALCOMM
                 Incorporated.
         23.1    Consent of Cooley Godward LLP (Included in Exhibit 5.1).
         23.2    Consent of Reed Smith Shaw & McClay (Included in Exhibit 5.2).
         23.3    Consent of Richards, Layton & Finger (Included in Exhibit 5.3).
         23.4    Consent of Price Waterhouse LLP.
         24.1    Power of Attorney for QUALCOMM Incorporated. Reference is made to page II-6.
         25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Indenture Trustee under the 5 3/4%
                 Convertible Subordinated Indenture.
         25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the
                 Declaration of Trust.

         25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Convertible Preferred Securities
                 Guarantee Trustee under the Convertible Preferred Securities Guarantee.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (d) The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon

     Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To the extent either Registrant intends to rely on Section 305(b)(2) of the Trust Indenture Act of 1939 (the "Trust Act") for determining the eligibility of the Trustee under indentures for securities to be used, offered or sold on a delayed basis by or on behalf of such registrants, each of the undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of such Trust Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Trust Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below named Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 28, 1997.

                                          QUALCOMM Financial Trust I

                                          By:      /s/ IRWIN MARK JACOBS
                                            ------------------------------------
                                                     Irwin Mark Jacobs
                                                      Regular Trustee

                                          By:       /s/ HARVEY P. WHITE
                                            ------------------------------------
                                                      Harvey P. White
                                                      Regular Trustee

                                          By:      /s/ ANTHONY THORNLEY
                                            ------------------------------------
                                                      Anthony Thornley
                                                      Regular Trustee

     Pursuant to the requirements of the Securities Act of 1933, the below named Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 28, 1997.

                                          QUALCOMM INCORPORATED
                                          By:      /s/ IRWIN MARK JACOBS
                                            ------------------------------------
                                                     Irwin Mark Jacobs
                                              Title: Chairman of the Board of
                                                Directors, President and Chief
                                                  Executive Officer POWER OF
                                  ATTORNEY FOR
                             QUALCOMM INCORPORATED

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IRWIN MARK JACOBS, HARVEY P. WHITE and ANTHONY THORNLEY, and each of them, as his or her true and lawful attorneys-infact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                      DATE
---------------------------------------------  --------------------------------  ----------------

            /s/ IRWIN MARK JACOBS                Chief Executive Officer and      April 28, 1997
---------------------------------------------  Chairman of the Board (Principal
              Irwin Mark Jacobs                       Executive Officer)

            /s/ ANDREW S. VITERBI                 Vice Chairman of the Board      April 28, 1997
---------------------------------------------
              Andrew S. Viterbi

             /s/ HARVEY P. WHITE                    President and Director        April 28, 1997
---------------------------------------------
               Harvey P. White

            /s/ ANTHONY THORNLEY               Senior Vice President and Chief    April 28, 1997
---------------------------------------------    Financial Officer (Principal
              Anthony Thornley                     Financial and Accounting
                                                           Officer)

           /s/ RICHARD C. ATKINSON                         Director               April 28, 1997
---------------------------------------------
             Richard C. Atkinson

            /s/ ADELIA A. COFFMAN                          Director               April 28, 1997
---------------------------------------------
              Adelia A. Coffman

              /s/ NEIL KADISHA                             Director               April 28, 1997
---------------------------------------------
                Neil Kadisha

             /s/ ROBERT E. KAHN                            Director               April 28, 1997
---------------------------------------------
               Robert E. Kahn

            /s/ JEROME S. KATZIN                           Director               April 28, 1997
---------------------------------------------
              Jerome S. Katzin

             /s/ DUANE A. NELLES                           Director               April 28, 1997
---------------------------------------------
               Duane A. Nelles

           /s/ PETER M. SACERDOTE                          Director               April 28, 1997
---------------------------------------------
             Peter M. Sacerdote

              /s/ FRANK SAVAGE                             Director               April 28, 1997
---------------------------------------------
                Frank Savage

             /s/ BRENT SCOWCROFT                           Director               April 28, 1997
---------------------------------------------
               Brent Scowcroft

              /s/ MARC I. STERN                            Director               April 28, 1997
---------------------------------------------
                Marc I. Stern

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGE
-----------   -----------------------------------------------------------------------  ------------
   4.1        Certificate of Trust of QUALCOMM Financial Trust I, filed with the
              Delaware Secretary of State on February 7, 1997........................
   4.2        Declaration of Trust of QUALCOMM Financial Trust I, dated as of
              February 7, 1997, among QUALCOMM Incorporated, as Sponsor, Wilmington
              Trust Company, as Delaware Trustee and Property Trustee, and Irwin Mark
              Jacobs, Harvey P. White, and Anthony Thornley, as Trustees.............
   4.3        Amended and Restated Declaration of Trust of QUALCOMM Financial Trust
              I, dated as of February 25, 1997, among QUALCOMM Incorporated, as
              Sponsor, Wilmington Trust Company, as Delaware Trustee and Property
              Trustee, and Irwin Mark Jacobs, Harvey P. White, and Anthony Thornley,
              as Trustees............................................................
   4.4        Indenture for the 5 3/4% Convertible Subordinated Debt Securities,
              dated as of February 25, 1997, among QUALCOMM Incorporated and
              Wilmington Trust Company, as Indenture Trustee.........................
   4.5        Form of 5 3/4% Convertible Preferred Securities (Included in Annex 1 to
              Exhibit 4.3 above).....................................................
   4.6        Form of 5 3/4% Convertible Subordinated Debt Securities (Included in
              Annex 1 to Exhibit 4.3 above)..........................................
   4.7        Preferred Securities Guarantee Agreement, dated as of February 25,
              1997, between QUALCOMM Incorporated, as Guarantor, and Wilmington Trust
              Company, as Guarantee Trustee..........................................
   5.1        Opinion of Cooley Godward LLP, as to the validity of the Common Stock of QUALCOMM Incorporated issuable upon conversion of the Convertible
              Preferred Securities being registered hereby...........................
  5.2         Opinion of Reed Smith Shaw & McClay, as to the validity of the
              Convertible Subordinated Debt Securities and the Convertible Preferred
              Securities Guarantee of the Company being registered hereby.
   5.3        Opinion of Richards, Layton & Finger, as to the validity of the
              Convertible Preferred Securities of QUALCOMM Financial Trust I being registered hereby......................................................
   8.1        Opinion of Cooley Godward LLP, special United States tax counsel to
              QUALCOMM Incorporated and QUALCOMM Financial Trust I, as to certain tax matters................................................................
  10.1        Registration Rights Agreement, dated February 25, 1997, between
              QUALCOMM Financial Trust I and Lehman Brothers, Bear Stearns & Co.,
              Inc., Alex. Brown & Sons Incorporated, Goldman, Sachs & Co. and Merrill
              Lynch & Co., as Initial Purchasers.....................................
  12.1        Statement re: Computation of Ratio of Earnings to Fixed Charges of
              QUALCOMM Incorporated..................................................
  23.1        Consent of Cooley Godward LLP (Included in Exhibit 5.1)................
  23.2        Consent of Reed Smith Shaw & McClay (Included in Exhibit 5.2).
  23.3        Consent of Richards, Layton & Finger (Included in Exhibit 5.3).........
  23.4        Consent of Price Waterhouse LLP........................................
  24.1        Power of Attorney for QUALCOMM Incorporated: Reference is made to Page
              II-6...................................................................

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGE
-----------   -----------------------------------------------------------------------  ------------
  25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939, as amended, of Wilmington Trust Company, as Indenture Trustee under the 5 3/4% Convertible Subordinated Indenture....................
  25.2        Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939, as amended of Wilmington Trust Company, as Property Trustee under the Declaration of Trust...............................................
  25.3        Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939, as amended of Wilmington Trust Company, as Convertible Preferred
              Securities Guarantee Trustee under the Convertible Preferred Securities
              Guarantee..............................................................